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                                                                     Exhibit 1.2

              No. 109849
                     THE COMPANIES (CONSOLIDATION) ACT 1908

                                       AND

                        THE COMPANIES ACTS 1985 AND 1989


                                   ----------

                        PUBLIC COMPANY LIMITED BY SHARES

                                   ----------

                             ARTICLES OF ASSOCIATION

                                       OF

                                   Enodis plc

            (Adopted by Special Resolution passed on 16th January, 2002)

                            ------------------------
                            ------------------------


                                  INTRODUCTORY

Table "A" not to apply

     1. The regulations in Table A in the First Schedule to the Companies (Consolidation) Act 1908, in Table A in the First Schedule to the Companies Act 1948 and in Table A in the Schedule to the Companies (Tables A to F) Regulations 1985 (as amended) shall not apply to Berisford plc (the "Company"), except so far as the same are repeated or contained in these Articles.

                                 INTERPRETATION

Interpretation

     2. In these Articles the words standing in the first column of the following table shall bear the meanings set opposite to them respectively in the second column thereof, if not inconsistent with the subject or context:-

================================================================================
     WORDS                                         MEANINGS
--------------------------------------------------------------------------------
"accounting             the period for which the accounts laid before the
reference period        Company in General Meeting are made up
of the Company"


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================================================================================
   WORDS                                        MEANINGS
--------------------------------------------------------------------------------

 "address"           in relation to electronic communications, any number or
                     address used for the purposes of such communications

 "appointment"       includes election (and appoint includes elect)

 "these Articles"    these Articles of Association, as adopted, or as from time to time altered in accordance with the Statutes

 "board" means the directors of the Company or the directors present or deemed to be present at a duly convened meeting of the directors at which a quorum is present

 "certificated"      means, in relation to a share, a share which is recorded in the register as being held in certificated form

 "clear days"        means, in relation to a period of notice, that period
                     excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect

 "communication"     has the same meaning as in the Electronic Communications
                     Act 2000

 "company"           includes any body corporate (not being a corporation sole)
                     or association of persons, whether or not a company within the meaning of the Companies Act 1985

 "Directors"         the directors for the time being of the Company

 "form of            includes both an instrument of proxy in written form and
 appointment         a proxy contained in an electronic communication
 of a proxy"

 "electronic         has the same meaning as in the Electronic Communications
 communication"      Act 2000

 "in writing"        written, printed, typewritten or telexed, or visibly
                     expressed in any other mode of representing or reproducing words, or partly one and partly another

 "month"             calendar month

 "the Office"        the registered office for the time being of the Company


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================================================================================
WORDS                                           MEANINGS
--------------------------------------------------------------------------------

"paid up"              includes credited as paid up

"Register"             means, unless the context otherwise requires, the
                       register of members kept pursuant to Section 352 of the Companies Act 1985 and, where the context requires, any register maintained by the Company of persons holding any renounceable right of allotment of a share

"Seal"                 the common seal of the Company

"Statutes"             the Companies Act 1985 and the Companies Act 1989 and
                       every statute (including orders, regulations or other subordinate legislation made thereunder) for the time being in force concerning companies so far as they apply to the Company

"Stock Exchange        a recognised clearing house or a nominee of a recognised
   nominee"            clearing house or of a recognised investment exchange
                       who is designated as mentioned in Section 185(4) of the Companies Act 1985.

"Uncertificated        means the Uncertificated Securities Regulations 1995,
   Securities          including any modification, re-enactment or substitute
   Regulations"        regulations for the time being in force

"uncertificated"       means, in relation to a share, a share title to which is
                       recorded in the register as being held in uncertificated form and title to which, by virtue of the Uncertificated
                       Securities Regulations, may be transferred by means of a relevant system

"United                Great Britain and Northern Ireland
   Kingdom"

"year"                 year from 1st January to 31st December, inclusive
--------------------------------------------------------------------------------



Words and expressions to which a particular meaning is given by the Companies Act 1985 in force when these Articles are (or any part of them is) adopted have the same meaning in these Articles, except where the word or expression is otherwise defined herein. The expressions "Operator", "participating issuer", "participating security" and "relevant system" have the same meaning as in the Uncertificated Securities Regulations.

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All references in these Articles to the giving of instructions by means of a relevant system shall be deemed to relate to a properly authenticated dematerialised instruction given in accordance with the Uncertificated Securities Regulations. The giving of such instructions shall be subject to:

       (i)    the facilities and requirements of the relevant system;

       (ii)   the extent permitted by the Uncertificated Securities Regulations;
              and

       (iii) the extent permitted by or practicable under the rules and practices from time to time of the Operator of the relevant system.

Where an Ordinary Resolution of the Company is expressed to be required for any purpose, a Special or Extraordinary Resolution is also effective for that purpose, and where an Extraordinary Resolution is expressed to be required for any purpose, a Special Resolution is also effective for that purpose.

       References in these Articles to any statutory provision shall be construed as including references to:-

       (i)    any statutory modification or re-enactment thereof;

       (ii)   all statutory instruments or orders made pursuant thereto; and

       (iii) any statutory provisions of which such statutory provision is a re-enactment or modification.

       Unless inconsistent with the subject or context, words importing the singular number shall include the plural number and vice versa, words importing the masculine gender shall include the feminine gender and words importing persons shall include corporations and bodies of persons.

       The expression "Secretary" shall (subject to the provisions of the Statutes) include an assistant or deputy Secretary and any person appointed by the Directors to perform any of the duties of the Secretary.

       The headings and annotations are inserted for convenience only and shall not affect the construction of these Articles.

                                    BUSINESS

Business to be undertaken

       3. Any branch or kind of business which is either expressly or by implication authorised to be undertaken by the Company may be undertaken by the Directors at such time or times as they shall think fit, and further may be

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permitted by them to be in abeyance, whether such branch or kind of business may have been actually commenced or not, so long as the Directors may deem it expedient not to commence or proceed with such branch or kind of business.

Office

       4. The Office shall be at such place in England or Wales as the Directors shall from time to time appoint.

                                     SHARES

Share Capital

       5. The authorised share capital of the Company at the date of adoption of these Articles is 172,100,000 /1/ divided into 344,200,000 Ordinary Shares of 50 pence each.

                               INCREASE OF CAPITAL

Company may increase its capital

       6. The Company may from time to time, by Ordinary Resolution, whether or not all the shares for the time being authorised shall have been issued, or all the shares for the time being issued shall have been fully paid up, increase its capital by the creation of new shares of such amount as may be deemed expedient.

Rights attached to new shares

       7. The Ordinary Resolution of the Company creating any new shares in the capital of the Company may, subject to the rights and privileges attached to any then existing shares in the capital, specify rights and privileges to be attached to such new shares and restrictions to which they shall be subject and (without limiting the foregoing) may provide that (subject to the Statutes) the same are to be issued on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the shareholder and may set out the terms on and the manner in which redemption of the same may be effected.

New shares considered as original capital

       8. Subject to any direction or determination that may be given or made in accordance with the powers contained in these Articles, all shares created on any increase of capital shall be subject to the provisions contained herein with reference to the payment of calls, transfer, transmission, forfeiture, lien and otherwise as if they had been part of the original capital.

                              ALTERATION OF CAPITAL

Power to consolidate, sub-divide and cancel shares

       9. The Company may, from time to time, by Ordinary Resolution:-

       (i) consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

       (ii) cancel any shares which, at the date of the passing of the Resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled; and

/1/
1. Increased by Ordinary Resolution dated 30 July 1983 from (pound)55,150,000 to (pound)69,992,819.
2. Reduced by Special Resolution dated 18 November 1988 from (pound)69,992,819 to (pound)69,842,819.
3.   Increased by Ordinary Resolution dated 31 January 1994 from
     (pound)69,842,819 to (pound)101,490,966.
4.   Increased by Ordinary Resolution dated 23 January 1995 from
     (pound)101,490,966 to (pound)172,100,000.


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       (iii)  by sub-division of its existing shares or any of them, divide its share capital or any part thereof into shares of smaller amount than is fixed by its Memorandum of Association, so however that in the subdivision the proportion between the amount paid up and the amount (if any) not paid up on each such share of smaller amount shall be the same as it was in the case of the share from which it was derived. Any Resolution whereby any share is sub-divided may determine that, as between the holders of the shares resulting from such subdivision, one or more of the shares may have such preferred or other special rights, or may have such qualified or deferred rights or be subject to such restrictions, as compared with the other or others, as the Company has power to attach to new shares.

       Whenever as a result of any consolidation of shares any members would become entitled to fractions of a share, the Directors may for the purpose of eliminating such fractions (treating holdings of a member of uncertificated shares and certificated shares of the same class as if they were separate holdings unless the Directors decide otherwise) sell the shares representing the fractions for the best price reasonably obtainable and distribute the proceeds of sale in due proportion among the members who would have been entitled to the fractions of shares, but so that the Directors may determine that any proceeds of sale amounting to not more than (pound)3 (or such other sum as the Directors may from time to time determine in accordance with the rules of the London Stock Exchange Limited) may be retained for the benefit of the Company. For the purpose of any such sale the Directors may authorise any person to transfer the shares representing the fractions to the purchaser thereof, whose name shall thereupon be entered in the Register as the holder of the shares, and who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

Powers to purchase own shares and to reduce capital and capital redemption reserve fund and share premium account

              10. The Company may, from time to time:

              (i)    purchase its own shares (including any redeemable shares);
                     and

              (ii) by Special Resolution reduce its share capital and any capital redemption reserve fund or share premium account,

       provided that neither such purchase nor such reduction reduces its share capital below the authorised minimum for a public company from time to time provided by or pursuant to the Statutes.

Procedure

              11. Anything done in pursuance of either of the last two preceding Articles shall be done in any manner provided, and subject to any conditions imposed, by the Statutes, so far as they shall be applicable, and, so far as they

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shall not be applicable, in accordance with the terms of the Resolution authorising the same, and, so far as such Resolution shall not be applicable, in such manner as the Directors deem most expedient.

                     VARIATION OF RIGHTS AND CLASS MEETINGS

Variation of rights and procedure at class meetings

       12. (A) Subject to the provisions of the Statutes, all or any of the special rights and privileges attached to any class of shares may (whether or not the Company is being wound up) be altered or abrogated with the consent in writing of the holders of not less than three-fourths of the issued shares of that class or with the sanction of an Extraordinary Resolution passed at a separate general meeting of the holders of such shares. All provisions of these Articles relating to General Meetings of the Company shall apply to every such separate general meeting, except that:-

       (i) no member, other than a Director, is entitled to notice of it or to attend unless he is a holder of shares of that class;

       (ii)   no vote may be given except in respect of a share of that class;

       (iii) the necessary quorum at any such meeting (other than an adjourned meeting) shall be two persons holding or representing by proxy not less than one-third in nominal amount of the issued shares of the class;

       (iv) at an adjourned meeting the necessary quorum shall be one person holding shares of the class or his proxy;

       (v) the holders of shares of the class shall, on a poll, have one vote in respect of every share of the class held by them respectively; and

       (vi) a poll may be demanded by any one holder of shares of the class whether present in person or by proxy.

       (B) Unless otherwise expressly provided by the terms of issue thereof, the special rights or privileges attached to any class of shares shall not be deemed to be varied or abrogated by the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or by the purchase or redemption by the Company of its own shares in accordance with the Statutes and
Article 10.

                            ISSUE OF UNISSUED SHARES

Unissued shares may be offered to members

       13. The Company may by Ordinary Resolution (or by Special Resolution where so required by the Statutes) resolve that the unissued shares in the capital of the Company, or any of them, shall be offered, in the first instance, and either at par or at a premium, to all the holders of any class of shares in the capital of

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the Company, in proportion (as nearly as circumstances may permit) to the number of shares of such class held by them respectively, or make any other provisions as to the issue and allotment of the unissued shares or any of them.

Shares at the disposal of the Directors


       14. (A) All unissued shares shall (if and to the extent authorised or permitted by the Statutes, these Articles and any resolution of the Company pursuant thereto) be at the disposal of the Directors, who may (subject to the provisions of the Statutes, these Articles and any such resolution):-

       (i) allot (with or without conferring a right of renunciation), grant options over or otherwise deal with or dispose of the same to such persons, at such times and generally on such terms as they think proper; and

       (ii) issue the same with such rights and privileges attached thereto and subject to such restrictions as they may determine and, in particular, such shares may be issued with a preferential, qualified or deferred right to dividends and/or in the distribution of assets of the Company and with or without any right of voting (whether special or not) and any share may be issued on terms that it is to be redeemed or liable to be redeemed at the option of the Company or the shareholder and the terms on and the manner in which redemption of the same may be effected may be determined by the Directors.

Allotments etc. of shares

       15. The Company shall duly comply with any provisions of the Statutes regarding the allotment, issue and paying up of share capital.

Power to pay commission and brokerage

       16. (A) The Company may pay a commission to any person in consideration of his subscribing, or agreeing to subscribe, whether absolutely or conditionally, or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the capital of the Company, but such commission shall not exceed the limit permitted by the Statutes. Any such commission may be paid in whole or in part in cash. The Company may, in addition to, or in lieu of, such commission, in consideration of any person so subscribing or agreeing to subscribe, or of his procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the Company, confer on any such person an option to call within a specified time for a specified number or amount of shares in the Company at a specified price being not less than par. The payment or agreement to pay a commission or the conferring of an option shall be in the discretion of the Directors on behalf of the Company and subject to the provisions of the Statutes.

       (B) The Company may also pay such brokerage as may be lawful.

Assets not to be applied for the purpose of the acquisition of own shares etc.

       17. The Company shall not give financial assistance directly or indirectly for the purpose of the acquisition or proposed acquisition by any person of shares in the Company or in any holding company of the Company or for the purpose of reducing or discharging any liability incurred by any person for the

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purpose of any such acquisition of shares but nothing in this Article shall prohibit transactions permitted by the Statutes.

Joint holders

       18. The Company shall not be bound to register more than four persons as joint holders of any share and any one of such registered joint holders may give effectual receipts for any dividend or other moneys payable in respect of such share.

Exclusion of equities

       19. Except as otherwise required by law or these Articles and notwithstanding any information received by the Company pursuant to Section 212 of the Companies Act 1985 or otherwise, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share, or any interest in any fractional part of a share, or any other right in respect of any share, except an absolute right to the entirety thereof in the registered holder.

Uncertificated Shares

       20. (A) Subject to the Statutes, the board may resolve that a class of shares is to become a participating security and that a class of shares shall cease to be a participating security.

       (B) Uncertificated shares of a class are not to be regarded as forming a separate class from certificated shares of that class.

       (C) A member may, in accordance with the Uncertificated Securities Regulations, change a share of a class which is a participating security from a certificated share to an uncertificated share and from an uncertificated share to a certificated share.

       (D) The Company may give notice to a member requiring the member to change uncertificated shares to certificated shares by the time stated in the notice. The notice may also state that the member may not change certificated shares to uncertificated shares. If the member does not comply with the notice, the board may authorise a person to change the uncertificated shares to certificated shares in the name and on behalf of the member.

       (E) While a class of shares is a participating security, these Articles only apply to an uncertificated share of that class to the extent that they are consistent with:

       (i)    the holding of shares of that class in uncertificated form;

       (ii) the transfer of title to shares of that class by means of a relevant system; and

       (iii)  the Uncertificated Securities Regulations.




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                               SHARE CERTIFICATES

Issue of certificates

       21. (A) Subject to the Statutes, the Uncertificated Securities Regulations, the rules of any relevant system and these Articles, a person (except a person to whom the Company is not required by law to issue a certificate) whose name is entered in the Register as a holder of a certificated share is entitled, without charge, to receive within the earlier of:

       (i) any time required by the listing rules of the London Stock Exchange; and

       (ii) two months of allotment or lodgement of a transfer to him of those shares or within two months after the relevant Operator instruction is received by the Company (or within any other period as the terms of issue of the shares provide), one certificate for all the certificated shares of a class registered in his name or, in the case of certificated shares of more than one class being registered in his name, a separate certificate for each class of shares.

       (B) Where a member (other than a Stock Exchange nominee) transfers part of his shares comprised in a certificate he is entitled, without charge, to one certificate for the balance of certificated shares retained by him.

       (C) The Company is not bound to issue more than one certificate for certificated shares held jointly by two or more persons and delivery of a certificate to one joint holder is sufficient delivery to all joint holders.

       (D) A certificate shall specify the number and class and the distinguishing numbers (if any) of the shares in respect of which it is issued and the amount paid up on the shares. It shall be issued under the Seal in accordance with Article 134 or in such other manner as the board may approve, having regard to the terms of allotment or issue of the shares and the requirements of the London Stock Exchange Limited.

Replacement of certificates

       22. (A) Any two or more certificates representing shares of any one class held by any member may at his request be cancelled and a single new certificate for such shares issued in lieu without charge.

       (B) If any member shall surrender for cancellation a share certificate representing shares held by him and request the Company to issue in lieu two or more share certificates representing such shares in such proportions as he may specify, the Directors may, if they think fit, comply with such request subject to the payment of the Company's reasonable out of pocket expenses in complying with such request.

       (C) If a share certificate shall be damaged or defaced or alleged to have

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been lost, stolen or destroyed, a new share certificate representing the same shares may be issued to the holder upon request subject to delivery up of the old certificate or (if alleged to have been lost, stolen or destroyed) subject to compliance with such conditions as to evidence and indemnity as the Directors may think fit and (in either case) to the payment of any exceptional out of pocket expenses of the Company incidental to its investigation of the evidence of such alleged loss, theft or destruction.

                                 CALLS ON SHARES

Directors may make calls

       23. The Directors may, subject to any conditions of allotment, from time to time make such calls upon the members in respect of all moneys unpaid on their shares as they think fit, provided that, except as otherwise fixed by the conditions of application or allotment, seven days' notice at least is given of each call, and each member shall be liable to pay the amount of every call so made upon him to the persons and at the times and places appointed by the Directors. Any call may be made payable in one sum or by installments and may be revoked or postponed as the Directors may determine.

Time when made

       24. A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

Liability of joint holders

       25. The joint holders of a share shall be jointly and severally liable for the payment of all calls and installments in respect thereof.

Interest on calls

       26. If a call or installment payable in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the amount is due shall pay interest on the amount of the call or installment, from the day appointed for payment to the day of actual payment, at such rate as the Directors shall from time to time determine, and shall also pay all costs, charges and expenses which the Company may have incurred or become liable for in order to procure payment of or in consequence of the non-payment of such call or installment but the Directors shall be at liberty to waive payment of such interest, costs, charges and expenses, wholly or in part.

Sums due on allotment etc. to be treated as calls

       27. Any sum which by the conditions of allotment of a share is made payable on allotment, or at any fixed time, or by installments at any fixed times, shall for all purposes of these Articles be deemed to be a call duly made and payable on the date or dates fixed for payment and, in case of non-payment, the provisions of these Articles as to payment of interest and expenses, forfeiture and the like, and all other relevant provisions of the Statutes or of these Articles shall apply as if such sum were a call duly made and notified as hereby provided.

Power to differentiate

       28. The Directors may make arrangements on any issue of shares for a difference between the holders of such shares in the amounts and times of payment of calls on their shares.

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                                       12


Payment of calls in advance

       29. The Directors may, if they think fit, receive from any member willing to advance the same all or any part of the moneys payable upon his shares beyond the sum actually called up thereon and, upon all or any of the moneys so paid in advance, or so much thereof as exceeds the amount for the time being called up on the shares in respect of which such advance has been made, the Directors may pay or allow interest at such rate as may be agreed upon between the Directors and the member paying such sum in advance, in addition to any dividend payable upon such part of the shares in respect of which such advance has been made as is actually called up. The Directors may also at any time repay the amount so advanced upon giving to such member one month's notice in writing.

Rights suspended if payment in arrear


       30. No member shall be entitled to receive any dividend, or (save as proxy for another member) to be present or vote at any General Meeting, either personally or by proxy, or to exercise any privilege as a member, or be reckoned in a quorum in respect of any share held by him (whether alone or jointly with any other person) if and so long as he shall have defaulted in payment of any call or other sum for the time being due and payable on such share or any interest or expenses (if any) payable in connection therewith.

                                 LIEN ON SHARES

Company to have lien on partly paid shares

       31. (A) The Company shall have a first and paramount lien and charge on all the shares not fully paid up, registered in the name of a member (whether solely or jointly with others), for any amount payable in respect of such shares. Such lien shall extend to all dividends and other moneys from time to time declared or payable in respect of such shares.

       (B) Unless otherwise agreed, the registration of a transfer of shares shall operate as a waiver of the Company's lien (if any) on such shares.

       (C) The Directors may resolve that any share or shares shall for some specified period be exempt from the provisions of this Article.

Sale of shares subject to lien

       32. (A) For the purpose of enforcing such lien, the Directors may sell all or any of the shares subject thereto in such manner as they may think fit, but no sale shall be made until:-

       (i) the date for payment of the amount referred to in paragraph (A) of the preceding Article shall have arrived, and

       (ii) a notice in writing demanding payment of the said amount and giving notice of intention to sell in default shall have been served in accordance with these Articles on such member or the person (if any) entitled by transmission to the shares, and

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                                       13


       (iii) default in such payment shall have been made by him for seven days after service of such notice.

       (B) The net proceeds of any such sale shall be applied in or towards satisfaction of the said amount, and the residue (if any) shall be paid to the member or the person (if any) entitled by transmission to the shares.

Purchaser protected

       33. Upon any such sale as aforesaid the Directors may authorise any person to transfer the shares in the name and on behalf of the holder of, or the person entitled by transmission to, the shares, or to cause the transfer of such shares, to the purchaser and may enter the purchaser's name in the Register as holder of the shares, and the purchaser shall not be bound to see to the regularity or validity of or be affected by any irregularity or invalidity in the proceedings or be bound to see to the application of the purchase money and the validity of the sale shall not be impeached by any person, and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

                              FORFEITURE OF SHARES

Notice of unpaid calls

       34. If any member fails to pay the whole or any part of any call or installment on or before the day appointed for the payment thereof, the Directors may, at any time thereafter during such time as the call or installment or any part thereof remains unpaid, serve a notice on him, requiring him to pay such call or installment, or such part thereof as remains unpaid, together with any accrued interest and any costs, charges and expenses incurred by the Company by reason of such non-payment.

Notice to state time and place for payment

       35. The notice shall name a further day, being not less than fourteen days from the date of such notice, on or before which such call or installment, or part thereof as aforesaid, and all such interest and costs, charges and expenses as aforesaid are to be paid. It shall also name the place where payment is to be made and shall state that, in the event of non-payment on or before the day and at the place appointed, the share in respect of which such call was made or installment is payable will be liable to be forfeited.

Forfeiture on non-compliance with notice

       36. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may, at any time thereafter before payment of all calls or installments, interest, costs, charges and expenses due in respect thereof has been made, be forfeited by a resolution of the Directors to that effect. Every forfeiture shall include all dividends declared in respect of the forfeited share, and not actually paid before the forfeiture. The Directors may accept a surrender of any share liable to be forfeited hereunder.

Notice of forfeiture to be given

       37. When any share has been forfeited in accordance with these Articles, notice of the forfeiture shall forthwith be given to the holder of the share, or the person entitled to the share by transmission, as the case may be, and an entry of

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                                       14


such notice having been given, and of the forfeiture, with the date thereof, shall forthwith be made in the Register opposite to the entry of the share; but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice or to make such entry as aforesaid.

Power to annul forfeiture or surrender

       38. Notwithstanding any such forfeiture as aforesaid, the Directors may, at any time before the forfeited or surrendered share has been sold, re-allotted or otherwise disposed of, annul the forfeiture or surrender upon payment of all calls and interest due upon and costs, charges and expenses incurred in respect of the share, and upon such further conditions (if any) as they may think fit.

Sale of forfeited or surrendered shares

       39. Every share which shall be forfeited or surrendered shall thereupon become the property of the Company and (subject to the provisions of the Statutes) may be sold, re-allotted or otherwise disposed of, upon such terms and in such manner as the Directors shall think fit and whether with or without all or any part of the amount previously paid up on the share being credited as so paid up. The Directors may, if necessary, authorise any person to transfer a forfeited or surrendered share to any person to whom the same has been sold, re-allotted or disposed of.

Rights and liabilities of members whose shares have been forfeited or surrendered

       40. A person any of whose shares has been forfeited or surrendered shall cease to be a member in respect of the forfeited or surrendered share but shall, notwithstanding, be liable to pay to the Company all calls, installments, interest, costs, charges and expenses owing upon or in respect of such share at the time of forfeiture or surrender, together with interest thereon from the time of forfeiture or surrender until payment at such rate as the Directors shall think fit, in the same manner as if the share had not been forfeited or surrendered, and to satisfy all the claims and demands (if any) which the Company might have enforced in respect of the share at the time of forfeiture or surrender, without any deduction or allowance for the value of the share at the time of forfeiture or surrender.

Title to forfeited or surrendered shares

       41. A statutory declaration in writing that the declarant is a Director or Secretary of the Company and that a share has been duly forfeited in pursuance of these Articles, and stating the day when it was forfeited, shall, as against all persons claiming to be entitled to the share, be conclusive evidence of the facts therein stated, and such declaration, together with a certificate in respect of such share, delivered to a purchaser or allottee thereof shall (subject to the signing of any necessary transfer) constitute a good title to the share, and the new holder thereof shall be discharged from all calls made prior to such purchase or allotment and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any omission, irregularity or invalidity in or relating to or connected with the proceedings in reference to the forfeiture, sale, re-allotment or disposal of the share.

Untraced shareholders

       42. (A) The Company shall be entitled to sell any share of a member, or any share to which a person is entitled by transmission, if and provided that:-

       (i) for a period of not less than twelve years prior to the date of publication of the advertisements referred to in sub-paragraph
              (ii) below (or, if published on two different dates, the first of them) no cheque, order or warrant sent by the Company through the post in a prepaid envelope addressed to the member, or to the person entitled by transmission to the share, at his address on the register or other last known address given by such member or person to which cheques, orders and warrants in respect of such share are to be sent has been cashed and no communication has been received by the Company from such member or person (in his capacity as member or person entitled by transmission) provided that in any such period of twelve years the Company has paid at least three cash dividends (whether interim or final) and no such dividend has been claimed by the person entitled to it;

       (ii) at the expiration of the said period of twelve years the Company has given notice of its intention to sell such share by advertisement in both a leading daily newspaper and in a newspaper circulating in the area of the address referred to in sub-paragraph (i) above;

       (iii) the Company has not during the further period of three months after the date of the advertisements (or the later advertisement if the two advertisements are published on different dates) and prior to the exercise of the power of sale received any communication in respect of such share from the member or person entitled by transmission; and

       (iv) the Company has first given notice in writing to the London Stock Exchange Limited of its intention to sell such share.

       (B) If during the period of not less than twelve years referred to in paragraph (A) above or during any period ending on the date when all the requirements of paragraphs (A) (i) to (iv) above have been satisfied any additional shares have been issued in right of those held at the beginning of, or previously so issued during, such periods and all the requirements of paragraphs (A) (ii) to (iv) above have been satisfied in regard to such additional shares, the Company shall also be entitled to sell the additional shares.

       (C) For giving effect to such sale, the board may authorise any person to execute an instrument of transfer of such share in the name and on behalf of the holder of, or the person entitled by transmission to, such share in favour of the purchaser or his nominee. The purchaser shall not be bound to see to the application of the purchase money and the title of the transferee shall not be affected by any irregularity or invalidity in the proceedings in reference to the sale.

       (D) The Company shall account to the member or other person entitled to such share for the net proceeds of such sale by carrying all moneys in respect thereof to a separate account. The Company shall be deemed to be a debtor and not a trustee in respect thereof for such member or other person. Moneys carried to such separate account may either be employed in the business of the Company or invested in such investments as the board may from time to time think fit. No interest shall be payable in respect of such moneys and the Company shall not be required to account for any money earned on them.

                               TRANSFER OF SHARES

Form of transfer for certificated shares

       43. Subject to the restrictions of these Articles, any member may transfer all or any of his certificated shares, but every transfer must be:-

       (i) in writing and in the usual common form, or in any other form which the Directors may approve; and

       (ii) left at the Office, or at such other place as the Directors may determine, for registration; and

       (iii) accompanied by the certificate of the shares to be transferred (except where the shares are registered in the name of a Stock Exchange nominee and no certificate shall have been issued therefore) and such other evidence (if any) as the Directors may require to prove the title of the intending transferor or his right to transfer the shares.

Transfer of uncertificated shares

       44. Subject to the restrictions of these Articles, a member may transfer all or any of his uncertificated shares in accordance with the Uncertificated Securities Regulations.

Execution

       45. (A) The instrument of transfer of a share shall be signed by or on behalf of the transferor and (except in the case of a fully paid share) by or on behalf of the transferee, provided that the Directors may dispense with the signing of the instrument of transfer by the transferee in any case in which in their discretion they think fit so to do. Shares of different classes shall not be comprised in the same instrument of transfer.

       (B) The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof.

Retention of instruments

       46. (A) All instruments of transfer which shall be registered shall be retained by the Company, but any instrument of transfer which the Directors may refuse to register shall (except in any case where fraud or any other crime involving dishonesty is suspected in relation to such transfer) be returned to the person presenting the same.

       (B) Subject as hereinafter provided the Company, if so authorised by a resolution of the Directors, shall be entitled to destroy:-



       (i) at any time after the expiration of six years from the date of registration thereof, all instruments of transfer of shares in the Company and all other documents transferring or purporting to transfer shares in the Company or representing or purporting to represent the right to be registered as the holder of shares in the Company on the faith of which entries have been made in the Register; and

       (ii) at any time after the expiration of one year from the date of cancellation thereof, all registered share certificates which have been cancelled; and

       (iii) at any time after the expiration of two years from the date of recording thereof, all dividend mandates and notifications of change of address; and

       (iv) at any time after the expiration of one year from the date of actual payment thereof, all paid dividend warrants and cheques.

       (C) It shall conclusively be presumed in favour of the Company that every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made, that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered, that every share certificate so destroyed was a valid certificate duly and properly cancelled, that every other document mentioned above so destroyed was a valid and effective document in accordance with the particulars thereof recorded in the books and records of the Company and that every paid dividend warrant and cheque so destroyed was duly paid, provided always that:

       (i) the provisions aforesaid shall apply only to the destruction of documents in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

       (ii) nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances in which liability would not attach to the Company in the absence of this Article; and

       (iii) references herein to the destruction of any documents include references to the disposal thereof in any manner.

Directors' power to refuse to register transfer

       47. (A) The Directors may, in their absolute discretion and without assigning any reason therefore, refuse to register:-

       (i)    any transfer of certificated shares not fully paid up; and

       (ii) any transfer of certificated shares on which the Company has a lien.

If that share has been admitted to the Official List of the London Stock Exchange Limited, the board may not refuse to register the transfer if that would prevent dealings in the share from taking place on an open and proper basis.

       (B) If the Directors refuse to register any transfer of certificated shares, they shall, within two months after the date on which the transfer was lodged with the Company, send to the transferee notice of the refusal.

       (C) An instrument of transfer which the board refuses to register shall, (except in the case of suspected fraud) be returned to the person depositing it. Subject to Article 46, the Company may retain all instruments of transfer which are registered. Subject to the requirements of the London Stock Exchange Limited, the Company shall register a transfer of title to any uncertificated share or any renounceable right of allotment of a share which is a participating security held in uncertificated form in accordance with the Uncertificated Securities Regulations, but so that the board may refuse to register such a transfer in favour of more than four persons jointly or in any other circumstance permitted by the Uncertificated Securities Regulations.

       (D) If the board refuses to register the transfer of an uncertificated share or of any such uncertificated renounceable right of allotment of a share it shall, within two months after the date on which the transfer instruction relating to such transfer was received by the Company, send notice of the refusal to the transferee.

No fee payable

       48. No fee shall be charged for registration of a transfer or in respect of the registration of any probate, letters of administration, certificate of marriage or death, power of attorney or other document relating to or affecting the title to any shares or for making any entry in the Register affecting the title to any share.

Power to suspend registration of transfers

       49. The registration of transfers of shares or of any class of shares may be suspended at such times and for such periods as the Directors may from time to time determine provided always that such registration shall not be suspended for more than thirty days in any year and the Directors shall comply with the provisions of the Statutes as to advertisement.

Renunciations

       50. Nothing contained in these Articles shall preclude the Directors from recognising a renunciation of the allotment of any share by the allottee in favour of some other person.

                             TRANSMISSION OF SHARES

Transmission on death

       51. In the case of the death of a member, the survivors or survivor where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his shares; but nothing herein contained shall release the estate of a deceased holder, whether sole or joint, from any liability in respect of any share solely or jointly held by him.

Registration of personal representative, Trustee in Bankruptcy, etc.

       52. Any person becoming entitled to a share in consequence of the death or bankruptcy of a member or in consequence of a member becoming a patient for the purposes of any statute relating to mental health may, upon producing such evidence of his title as the Directors shall require, and subject as hereinafter provided, either be registered himself as the holder of the share or elect to have some person nominated by him registered as the transferee thereof.

Notice of election to be registered

       53. If the person so becoming entitled shall elect to be registered himself, he shall deliver or send to the Company a notice in writing signed by him, stating that he so elects. For all purposes of these Articles relating to the registration of transfers of shares, such notice shall be deemed to be a transfer, and the Directors shall have the same power of refusing to give effect thereto by registration as if the event upon which the transmission took place had not occurred and the notice were a transfer signed by the person from whom the title by transmission is derived.

Registration of nominees

       54. (A) If a person so becoming entitled elects to have another person registered, he shall:

       (i) if it is a certificated share, execute an instrument of transfer of the share to that person; or

       (ii)   if it is an uncertificated share:

              (a) procure that instructions are given by means of a relevant system to effect transfer of the share to that person; or

              (b) change the share to a certificated share and execute an instrument of transfer of the share to that person.

       (B) All the provisions of the Articles relating to the transfer of certificated shares apply to the notice (referred to in Article 53) or instrument of transfer (as the case may be) as if it were an instrument of transfer executed by the member and his death, bankruptcy or other event giving rise to a transmission of entitlement had not occurred.

Rights of unregistered personal representative, Trustee in Bankruptcy, etc.

       55. A person so becoming entitled shall have the right to receive and give a discharge for any dividends or other moneys payable in respect of the share, but he shall have no right to receive notice of or to attend or vote at meetings of the Company or (save as aforesaid) to any of the rights or privileges of a member in respect of the share, unless and until he shall be registered as the holder thereof, provided always that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and, if within ninety days the notice is not complied with, the Directors may thereafter withhold payment of all dividends or other moneys payable in respect of the share until the requirements of the notice have been complied with.

                                GENERAL MEETINGS

Annual General Meetings

       56. The Company shall comply with the requirements of the Statutes regarding the holding of Annual General Meetings. Subject to such requirements, the Directors shall determine the date, time and place at which each Annual General Meeting shall be held.

Extraordinary General Meetings

       57. All General Meetings other than Annual General Meetings shall be called Extraordinary General Meetings.

Convening of Extraordinary General Meetings

       58. (A) The Directors may convene an Extraordinary General Meeting whenever they think fit.

       (B) Extraordinary General Meetings may also be convened in accordance with Article 107 hereof.

       (C) Extraordinary General Meetings shall also be convened on such requisition or, in default, may be convened by such requisitionists, as provided by the Statutes.

       (D) The Directors shall comply with the provisions of the Statutes regarding the giving and the circulation, on the requisition of members, of notices of resolutions and of statements with respect to matters relating to any resolution to be proposed or business to be dealt with at any General Meeting of the Company.

                           NOTICE OF GENERAL MEETINGS

Notice of meetings

       59. (A) Twenty-one clear days' notice of every Annual General Meeting and of every Extraordinary General Meeting at which it is proposed to pass a Special Resolution, and fourteen clear days' notice of every other Extraordinary General Meeting shall be given in a manner hereinafter mentioned to all members (other than those who, under the provisions of these Articles or otherwise, are not entitled to receive such notices from the Company), to the Directors and to the auditor.

       (B) The accidental omission to give notice of a meeting or (in cases where a form of appointment of a proxy is sent out with the notice) the accidental omission to send such form of appointment of a proxy to, or the non-receipt of such notice or (where appropriate) form of appointment of a proxy by, any member or Director or the auditor shall not invalidate any Resolution passed or proceeding had at any such meeting.

       (C) Where the notice of a meeting is published on a website in accordance with Article 145, it shall continue to be published in the same place on that website from the date of the notification given under Article 145(B) until the conclusion of the meeting to which the notice relates. Where the notice of a meeting published on a website in accordance with Article 145 is by accident published in different places on the website or published for part only of that period from the date of notification given under Article 145(B) until the conclusion of the meeting to which the notice relates, the proceedings at such meeting are not thereby invalidated.

What notice is to specify

       60. (A) Every notice of meeting shall specify the place, the day and the time of the meeting and, in the case of special business, the general nature of such business. In the case of a meeting convened for passing a Special or Extraordinary Resolution, the notice shall also specify the intention to propose the Resolution as a Special or Extraordinary Resolution, as the case may be.

       (B) In the case of an Annual General Meeting, the notice shall also specify the meeting as such.

       (C) Every notice of meeting shall also state with reasonable prominence that a member entitled to attend and vote at the meeting may appoint one or more proxies to attend and vote thereat instead of him and that a proxy need not also be a member.

       (D) Every notice of meeting shall also state the place where forms of appointment of proxy are to be deposited or received if the Directors shall have determined such place to be other than at the Office.

Postponement of meetings

       61. If the board, in its absolute discretion, considers that it is impractical or unreasonable for any reason to hold a General Meeting at the time or place specified in the notice calling the General Meeting, it may postpone the General Meeting to another time and place. When a meeting is so postponed, notice of the time and place of the postponed meeting shall be placed in at least two national newspapers in the United Kingdom. Notice of the business to be transacted at such postponed meeting is not required.

                        PROCEEDINGS AT GENERAL MEETINGS

Special business and business of Annual General Meeting

       62. All business shall be deemed special that is transacted at an Extraordinary General Meeting, and all business that is transacted at an Annual General Meeting shall also be deemed special with the exception of:-

       (i)    declaring dividends;

       (ii) the consideration of the documents required by the Statutes to be comprised in the accounts to be laid before such Meeting;

       (iii) the re-appointment of the retiring auditor provided that they were last appointed to such office by the Company in General Meeting;

       (iv)   the fixing of remuneration of the auditor;

       (v)    the voting of remuneration or extra remuneration to the Directors;
              and

       (vi) the appointment of Directors (other than Directors in respect of whose appointment special notice is required by the Statutes) in the place of those retiring by rotation or otherwise.

Quorum

       63. No business shall be transacted at any General Meeting unless the requisite quorum is present when the meeting proceeds to business. Save as otherwise provided in these Articles, two members present in person or by proxy and entitled to vote shall be a quorum for all purposes.

Adjournment if quorum not present

       64. If within fifteen minutes (or such longer time as the chairman decides) from the time appointed for the holding of a General Meeting a quorum is not present, the meeting, if convened on the requisition of members, shall be dissolved. In any other case, it shall stand adjourned to the same day in the next week (or if that day be a holiday, to the next working day thereafter), at the same time and place as the original meeting, or to such other day, and at such other time and place as the Directors may determine and the provisions of
Article 66 as to notices and as to business to be transacted shall apply. If at such adjourned meeting a quorum is not present within fifteen minutes (or such longer time as the chairman decides) from the time fixed for holding the meeting, any one member who is present in person or by proxy shall be a quorum and may transact the business for which the meeting was called.

Chairman

       65. The Chairman or, if absent or unwilling, the Deputy-Chairman (if any) of the board or (if more than one Deputy-Chairman be present and willing) the Deputy-Chairman who has been longest in such office or, failing him, one of the Directors appointed for that purpose by the Directors or, failing such appointment, by the members present, shall preside at every General Meeting, but if no Director shall be present within fifteen minutes after the time fixed for holding the same or, if no one of the Directors present is willing to preside, the members present and entitled to vote shall choose one of their number to preside at the meeting.

Adjournment

       66. With the consent of any meeting at which a quorum is present the chairman thereof may (and shall if so directed by the meeting) adjourn the same from time to time and from place to place or for an indefinite period. No business shall be transacted at any adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment took place.

Adjournment without consent

       67. Without prejudice to any other power which he may have under the provisions of the Articles or at common law, the chairman may, without the consent of the meeting, interrupt or adjourn a meeting from time to time and from place to place or for an indefinite period if he decides that it has become necessary to do so in order to (i) secure the proper and orderly conduct of the meeting, (ii) give all persons entitled to do so a reasonable opportunity of speaking and voting at the meeting, or (iii) ensure that the business of the meeting is properly disposed of.

Reconvening an adjourned meeting

       68. (A) Whenever a meeting is adjourned for 28 days or more or for an indefinite period pursuant to Article 66 or Article 67, at least seven clear days' notice specifying the place, date and time of the adjourned meeting and the general nature of the business to be transacted shall be given to the members (other than any who, under the provisions of the Articles or the terms of allotment or issue of the shares, are not entitled to receive notice), the Directors and the auditors. Except in these circumstances it is not necessary to give notice of a meeting adjourned pursuant to Article 66 or Article 67 or of the business to be transacted at the adjourned meeting.

       (B) The board may determine that persons entitled to receive notice of an adjourned meeting in accordance with this Article are those persons entered on the Register at the close of business on a day determined by the board, provided that, if the Company is a participating issuer, the day determined by the board may not be more than 21 days before the day that the relevant notice of meeting is being sent.

Amendments to resolutions

       69. No amendment to a resolution duly proposed as a Special or Extraordinary Resolution (other than an amendment to correct a patent error) may be considered or voted on at a General Meeting. If an amendment proposed to a resolution under consideration is ruled out of order by the chairman the proceedings on the substantive resolution are not invalidated by an error in his ruling.

Voting and demand for poll

       70. (A) At every General Meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless (before or upon the declaration of the result of the show of hands) a poll be demanded by:

       (i)    the chairman of the meeting; or

       (ii) at least three members present in person or by proxy having the right to vote on such resolution; or

       (iii) a member or members present in person or by proxy representing not less than one-tenth of the total voting rights of all the members having the right to vote on such resolution in respect of which the poll is demanded; or

       (iv) a member or members present in person or by proxy holding shares conferring the right to vote on such resolution on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

       (B) No poll shall be demanded on the appointment of a chairman of the meeting and a poll demanded on a question of adjournment shall be taken at the meeting without adjournment.

       (C) Unless a poll be so demanded (and the demand is not withdrawn), a declaration by the chairman of the meeting that a resolution has been carried, or has been carried by a particular majority, or lost, or not carried by a particular majority, shall be conclusive, and an entry to that effect in the books of proceedings of the Company shall be conclusive evidence thereof, without proof of the number or proportion of the votes recorded in favour of or against such resolution.

How poll to be taken

       71. (A) If a poll be demanded in the manner aforesaid (and the demand is not withdrawn), it shall be taken at such time (either at the meeting at which the poll is demanded or within fourteen days after the said meeting) and place and in such manner as the chairman of the meeting shall direct, and the result of the poll shall be deemed to be a resolution of the meeting at which the poll was demanded.

       (B) No notice need be given of a poll not taken immediately if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven clear days' notice shall be given specifying the time and place at which the poll is to be taken.

Withdrawal of demand for poll

       72. The demand for a poll may be withdrawn but only with the consent of the chairman. A demand withdrawn in this way validates the result of any show of hands declared before the demand is made. In the case of a poll demanded before the declaration of the result of a show of hands, where the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

Continuance of business after demand for poll

       73. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

Chairman's casting vote

       74. In the case of an equality of votes, either on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place, or at which the poll is demanded, as the case may be, shall be entitled to a further or casting vote in addition to the vote or votes to which he may be entitled as a member.

Accommodation of members at meeting

       75. If it appears to the chairman of a meeting that the meeting place specified in the notice convening the meeting is inadequate to accommodate all members entitled and wishing to attend, the meeting shall nevertheless be duly constituted and its proceedings valid provided that the chairman is satisfied that adequate facilities are available to ensure that any member who is unable to be accommodated is nonetheless able to participate in the business for which the meeting has been convened and to hear and see all persons present who speak (whether by the use of microphones, loud-speakers, audio-visual communications equipment or otherwise), whether in the meeting place or elsewhere, and to be heard and seen by all other persons so present in the same manner.

Security at meeting

76. The board may make any arrangement and impose any restriction it considers appropriate to ensure the security of a meeting including, without limitation, the searching of a person attending the meeting and the restriction of the items of personal property that may be taken into the meeting place. The board may authorise one or more persons, who shall include a Director or the Secretary or the chairman of the meeting to (i) refuse entry to a meeting to a person who refuses to comply with these arrangements or restrictions and (ii) eject from a meeting any person who causes the proceedings to become disorderly.

                                VOTES OF MEMBERS

Voting rights and failure to disclose interests in shares

       77. (A) Subject to any special rights or restrictions as to voting for the time being attached to any shares and to the provisions of these Articles, on a show of hands every member who (being an individual) is present in person or (being a corporation) is present by a representative not being himself a member, shall have one vote and, on a poll, every member who (being an individual) is present in person or by proxy or (being a corporation) is present by a representative or by proxy, shall have one vote for every Ordinary Share of which he is the holder, provided that no member shall be entitled (save as proxy for another member) to be present or vote at any General Meeting, either personally or by proxy, or to exercise any privilege conferred by membership in relation to General Meetings, or be reckoned in a quorum if and to the extent so disqualified by Article 30 or the following provisions of this Article 77.

       (B) If a member, or any other person appearing to be interested in shares held by that member, has been issued with a notice pursuant to Section 212 of the Companies Act 1985 and has failed in relation to any shares (the "default shares", which expression includes any shares allotted or issued after the date of the Section 212 notice in respect of those shares) to give the Company the information thereby required within the prescribed period from the date of the notice, the following sanctions shall apply, unless the Directors otherwise determine:-

       (i) the member shall not be entitled in respect of the default shares to be present or to vote (either in person or by representative or proxy) at any General Meeting or at any separate meeting of the holders of any class of shares or on any poll or to exercise any other right conferred by membership in relation to any such meeting or poll; and

       (ii) where the default shares represent at least 0.25 per cent. in nominal value of the issued shares of their class:-

              (a) any dividend or other money payable in respect of the shares shall be withheld by the Company, which shall not have any obligation to pay interest on it, and the member shall not be entitled to elect, pursuant to Article 143(B), to receive shares instead of that dividend; and

              (b) no transfer, other than an excepted transfer, of any certificated default shares held by the member shall be registered unless:

                     (1) the member is not himself in default as regards supplying the information required; and

                     (2) the member proves to the satisfaction of the board that no person in default as regards supplying such information is interested in any of the shares the subject of the transfer.

For the purpose of enforcing the sanction in paragraph (B)(ii)(b), the board may give notice to the member requiring the member to change default shares held in uncertificated form to certificated form by the time stated in the notice. The notice may also state that the member may not change any default shares held in certificated form to uncertificated form. If the member does not comply with the notice, the board may authorise any person to change default shares held in uncertificated form to certificated form in the name and on behalf of the member.

       (C) Where the sanctions under paragraph (B) of this Article apply in relation to any shares, they shall cease to have effect seven days after the earlier of:-

       (i) receipt by the Company of notice that the shares have been transferred by means of an excepted transfer but only in relation to the shares so transferred; or

       (ii) receipt by the Company of the information required by the notice issued pursuant to Section 212 of the Companies Act 1985.

       (D) Where, on the basis of information obtained from a member in respect of any share held by him, the Company issues a notice pursuant to Section 212 of the Companies Act 1985 to any other person, it shall at the same time send a copy of the notice to the member, but the accidental omission to do so, or the non-receipt by the member of the copy, shall not invalidate or otherwise affect the application of paragraph (B) of this Article.

       (E) For the purposes of this Article:-

       (i) a person, other than the member holding a share, shall be treated as appearing to be interested in that share if the member has informed the Company that the person is, or may be, so interested, or if the Company (after taking account of any information obtained from the member or, pursuant to a notice under Section 212 of the Companies Act 1985, from anyone else) knows or has reasonable cause to believe that the person is, or may be, so interested;

       (ii)   "interested" shall be construed as it is for the purpose of
              Section 212 of the Companies Act 1985;

       (iii) reference to a person having failed to give the Company the information required by a notice, or being in default as regards supplying such information, includes (a) reference to his having failed or refused to give all or any part of it and (b) reference to his having given information which he knows to be false in a material particular or having recklessly given information which is false in a material particular;

       (iv)   the "prescribed period" means:

              (a) in a case where the default shares represent at least 0.25 per cent. of their class, fourteen days; and

              (b)    in any other case, twenty-eight days;

       (v) an "excepted transfer" means, in relation to any shares held by a member:

              (a) a transfer pursuant to acceptance of a takeover offer for the Company (within the meaning of Section 428(1) of the Companies Act 1985); or

              (b) a transfer in consequence of a sale made through a recognised investment exchange (as defined in the Financial Services Act 1986) or any other stock exchange outside the United Kingdom on which the Company's shares are normally traded; or

              (c) a transfer which is shown to the satisfaction of the board to be made in consequence of a sale of the whole of the beneficial interest in the shares to a person who is unconnected with the member and with any other person appearing to be interested in the shares.

       (F) The provisions of this Article are in addition and without prejudice to the provisions of the Statutes.

How votes may be given and who can act as proxy

       78. On a poll votes may be given either personally or by proxy and a member entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way. A proxy need not be a member of the Company and a member may appoint more than one proxy to attend on the same occasion.

Representation of corporations which are members of the Company at meetings

       79. (A) Any corporation which is a member of the Company may, by resolution of its directors or other governing body, authorise any person to act as its representative at any meeting of the Company or of any class of members of the Company; and such representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member present at the meeting in person, including (without limitation) power to vote on a show of hands and to demand or concur in demanding a poll.

       (B) A Director, the Secretary or other person authorised for the purpose by the Secretary may require the representative to produce a certified copy of the resolution of authorisation before permitting him to exercise his powers.

Voting rights of joint holders

       80. Where there are joint registered holders of any share, any one of such persons may vote at any meeting either personally or by proxy in respect of such share as if he were solely entitled thereto, but so that, if more than one of such joint holders shall tender a vote on the same resolution, whether personally or by proxy, the vote of the senior who tenders a vote shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of such share.

Voting rights of members incapable of managing their affairs

       81. A member who is a patient for the purposes of any statute relating to mental health or in respect of whom an order has been made by any Court having jurisdiction for the protection of persons incapable of managing their affairs, may vote, whether on a show of hands or on a poll, by his receiver, curator bonis, or other person in the nature of a receiver or curator bonis appointed by such Court, and any such receiver, curator bonis or other person may, on a poll, vote by proxy, provided that such evidence as the Directors may require of the authority of the person claiming to vote as aforesaid shall have been produced at the Office or at such other place as the Directors may determine at least forty-eight hours before the time fixed for holding the meeting or adjourned meeting (as the case may be) at which such person proposes to vote as aforesaid.

Objections to admissibility of votes

       82. No objection shall be raised as to the admissibility of any vote except at the meeting or adjourned meeting or poll at which the vote objected to is or may be given or tendered, and every vote not disallowed at such meeting or poll shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting, whose decision shall be final and conclusive.

Execution of proxies

       83. (A) Subject to the provisions of Article 83(B), the form of appointment of a proxy shall be in writing signed by the appointor, or his agent duly authorised in writing, or, if such appointor be a corporation, shall either be executed under its common seal or be signed by some agent or officer duly authorised in that behalf. The Directors may, but shall not be bound to, require evidence of the authority of any such agent or officer. The signature on such instrument need not be witnessed.

       (B) Subject to the Statutes, the Directors accept a form of appointment of a proxy received in an electronic communication on such terms and subject to such conditions as they consider fit. A form of appointment of a proxy received in an electronic communication is not subject to the requirements of Article 78A. The Directors may require the production of any evidence they consider necessary to determine the validity of such a form of appointment of a proxy.

Proxy may demand a poll

       84. An instrument appointing a proxy shall be deemed also to confer authority to demand or concur in demanding a poll.

Form of proxy

       85. An instrument appointing a proxy shall be in any usual or common form or any other form which the Directors shall from time to time approve or accept. When two or more valid but differing appointments of proxy are delivered or received for the same share for use at the same meeting, the one which is last validly delivered or received (regardless of its date or the date of its execution) shall be treated as replacing and revoking the other or others as regards that share. If the Company is unable to determine which appointment was last validly delivered or received, none of them shall be treated as valid in respect of that share.

Appointment of proxies

       86. (A) The form of appointment of a proxy and the power of attorney or other written authority (if any) under which it is executed, or a notarially certified copy of that power of attornery, shall be:

       (i) in the case of an instrument in writing, deposited at the Office or at such other place within the United Kingdom as is specified for that purpose in the notice convening the meeting or the form of appointment of a proxy or other accompanying document sent by the Company in relation to the meeting; or

       (ii) in the case of a form of appointment of a proxy contained in an electronic communication where an address has been specified for the purpose of receiving electronic communication:

       (a)    in the notice convening the meeting; or

       (b) in any form of appointment of a proxy sent out by the Company in relation to the meeting; or

       (c) in any invitation contained in an electronic communication to appoint a proxy issued by the Company in relation to the meeting, received at such address, not less than forty-eight hours before the time for holding the meeting or adjourned meeting at which the person named in the form of proxy proposes to vote or, in the case of a poll, not less than twenty-four hours before the time appointed for the taking of the poll. No form of proxy shall be valid after the expiration of twelve months from the date of its execution or, in the case of an appointment of proxy delivered in an electronic communication, for twelve months from the date of its delivery or for such duration as may be specified by the Directors.

       (B) In the case of an instrument signed by an agent of a member who is not a corporation, there shall also be deposited, in the manner set out in paragraph (A) above, the authority under which such instrument is signed or an office copy thereof or a copy thereof certified in accordance with Section 3 of the Powers of Attorney Act 1971.

       (C) In the case of an instrument signed by an officer or agent of a corporation, there shall also be deposited, in the manner set out in paragraph
(A) above, only such authorities or other documents as shall be specified in the notice of the relevant meeting or in the notes to any forms of appointment of proxy issued by the Company in connection with the relevant meeting.

       (D) In the event of the documents required by the foregoing paragraphs not being so deposited or received, the person named in the form of appointment of a proxy shall not be entitled to vote in respect thereof.

       (E) No form of appointment of a proxy shall be valid except for the meeting mentioned therein and any adjournment thereof.

Intervening death of principal, etc, not to revoke proxy

       87. A vote given in accordance with the terms of a form of appointment of a proxy shall be valid notwithstanding the previous death or insanity of the principal, or revocation of the proxy or the authority under which the same was executed or (until entered in the Register) the transfer of the share in respect of which the vote is given, unless notice in writing of the death, insanity, revocation or transfer shall have been received at the Office (or, in the case of a proxy, any other place specified for delivery or receipt of the form of appointment of proxy) or, where the appointment of proxy was contained in an electronic communication, at the address at which the form of appointment was received, not later than the last time at which an instrument of proxy should have been delivered in accordance with Article 86 in order to be valid for use at the relevant meeting, adjourned meeting or taking of a poll.

                                    DIRECTORS

Number of Directors

       88. The Directors shall not, unless otherwise determined by an Ordinary Resolution of the Company, be less than 3 nor more than 15 in number.

Directors need not be members

       89. A Director need not be a member of the Company but shall be entitled to receive notice of and to attend and speak at all General Meetings of the Company and of any class of members of the Company.

Remuneration of directors

       90. (A) Unless otherwise decided by the Company by Ordinary Resolution, the Company shall pay to the Directors (but not alternate directors or any Directors who hold an executive office or employment under the Company or a subsidiary of the Company) for their services as directors such amount of aggregate fees as the board decides (not exceeding (pound)300,000 per annum or such larger amount as the Company may by Ordinary Resolution decide). The aggregate fees shall be divided among such Directors in such proportions as the board decides or, if no decision is made, equally. A fee payable to a Director pursuant to this Article is distinct from any salary, remuneration or other amount payable to him pursuant to other provisions of the Articles or otherwise and accrues from day to day.

       (B) Subject to the Statutes and to the Articles and the requirements of the London Stock Exchange Limited, the board may arrange for part of a fee payable to a Director under this Article to be provided in the form of fully-paid shares in the capital of the Company. The amount of the fee payable in this way shall be at the discretion of the board and shall be applied in the purchase or subscription of shares on behalf of the relevant Director. In the case of a subscription of shares, the subscription price shall be deemed to be the closing middle-market quotation for a fully-paid share of the Company of that class as published in the Daily Official List of the London Stock Exchange Limited on the day of subscription.

Special remuneration

       91. A Director who, at the request of the board, goes or resides abroad, makes a special journey or performs a special service on behalf of the Company may be paid such reasonable remuneration (whether by way of salary, percentage of profits or otherwise and without prejudice to Article 108) and expenses as the board may decide either in addition to or in substitution for his usual remuneration (if any).

Directors' expenses

       92. A Director is entitled to be repaid all reasonable travelling, hotel and other expenses properly incurred by him in the performance of his duties as director including, without limitation, expenses incurred in attending meetings of the board or of committees of the board or general meetings or separate meetings of the holders of a class of shares or debentures.

                      APPOINTMENT AND REMOVAL OF DIRECTORS

Appointment of new Directors by the Company

       93. (A) The Company may, from time to time, by Ordinary Resolution, appoint any person or persons to hold office as Directors.

       (B) No person, not being a Director retiring at an Annual General Meeting pursuant to these Articles, shall, unless recommended by the Directors for appointment, be eligible for appointment to the office of Director at any General Meeting, unless not less than seven nor more than forty-two clear days before the day appointed for the meeting there has been given to the Secretary notice in writing by some member other than the person to be proposed (entitled to attend and vote on such resolution) of his intention to propose a resolution for the appointment of such person, and also notice in writing signed by the person to be proposed of his willingness to be appointed.

Separate resolutions for appointment of each Director

       94. Every resolution of a General Meeting for the appointment of a Director shall relate to one named person and a single resolution for the appointment of two or more persons shall be void, unless a resolution that it shall be so made has been first agreed to by the meeting without any vote being against it.

The Directors' power to appoint additional Directors

       95. The Directors may, at any time, and from time to time, appoint any person to be a Director, either to fill a casual vacancy or by way of addition to their number but so that the total number of Directors shall not exceed the maximum number (if any) fixed by or in accordance with these Articles. Any Director so appointed shall retire from office at (or at the end of) the next following Annual General Meeting of the Company, but shall then be eligible for re-appointment.

Removal of Directors

       96. The Company may by Ordinary Resolution of which special notice has been given in accordance with the Statutes, remove any Director before the expiration of his period of office notwithstanding anything in these Articles or in any agreement between him and the Company, and may, if thought fit, by such an Ordinary Resolution, appoint another person in his stead and any person so appointed shall, for the purpose of determining the time at which he or any other Director is to retire by rotation, be deemed to have become a Director on the date of the last appointment of the Director in whose place he is appointed. Any such removal shall be without prejudice to any claim which such Director may have for damages for breach of any agreement between him and the Company.

                             ROTATION OF DIRECTORS

Retirement of Directors

       97. At each Annual General Meeting any Directors bound to retire under
Article 95 or otherwise (other than pursuant to this Article) and one-third of the other Directors for the time being or, if their number is not a multiple of three, then the number nearest to one-third shall retire from office provided always that all Directors subject to the requirement to retire by rotation shall retire no later than the conclusion of the third Annual General Meeting following the date of their last appointment or reappointment, as the case may be. A retiring Director shall retain office until the close of the meeting at which he retires.

Selection of Directors to retire

       98. The Directors to retire at each Annual General Meeting pursuant to
Article 97 shall be, first, Directors who wish to retire and not offer themselves for reappointment and second, Directors who have been longest in office since their last appointment. As between Directors of equal seniority, the Directors to retire shall, unless they shall otherwise agree among themselves, be selected from among them by lot. A retiring Director shall be eligible for re-appointment.

Retiring Directors deemed to be re-appointed

       99. If at any meeting at which an appointment of Directors ought to take place the office vacated by any retiring Director is not filled up, such retiring Director shall, if duly qualified and offering himself for re-appointment, be deemed to have been re-appointed, unless at such meeting it is expressly resolved not to fill such vacated office, or unless a resolution for the re-appointment of such retiring Director shall have been put to the meeting and lost.

                         DISQUALIFICATION OF DIRECTORS

Vacation of office of Directors

       100. The office of a Director shall ipso facto be vacated:-

       (i)    if he is prohibited by law from being a Director; or

       (ii) if he becomes bankrupt or a receiving order is made against him or he makes any arrangement or composition with his creditors; or

       (iii) if he becomes a patient for the purposes of any statute relating to mental health; or

       (iv) if he shall for more than six months have been absent without leave of absence from the Directors from meetings of the Directors held during that period, and the board passes a resolution that he has by reason of such absence vacated office; or

       (v) if he serves on the Company notice in writing of his wish to resign, in which event he shall ipso facto vacate office on the service of such notice on the Company or such later time as is specified in such notice; or

       (vi) if he is removed by an Ordinary Resolution of the Company in the manner provided in Article 96; or

       (vii) if he is removed from office by notice in writing to such effect served on him which has been signed by all his co-Directors.

Age limits on Directors

       101. The provisions of Section 293 of the Companies Act 1985 shall apply to the Company.

       102. A resolution of the board declaring a Director to have vacated office under the terms of Article 100 is conclusive as to the fact and grounds of vacation stated in the resolution.

       103. If the office of a Director is vacated for any reason, he shall cease to be a member of any committee of the board.

                              ALTERNATE DIRECTORS

Power to appoint alternate Directors

       104. (A) Each Director shall have the power to appoint any other Director or, with the approval of a majority of the other Directors, any other person to act as alternate Director, in his place, during his absence and at his discretion to remove such alternate Director. No appointment of an alternate director who is not already a Director is effective until his consent to act as a director in the form prescribed by the Statutes has been received at the Office or tabled at a meeting of the board.

       (B) On such appointment being made the alternate Director shall (except as regards the power to appoint an alternate) be subject in all respects to the provisions, terms and conditions of these Articles existing with reference to the other Directors of the Company, and each alternate Director, whilst acting in the place of an absent Director, shall be entitled to exercise and discharge all the powers and duties of the Director he represents, but shall look to such Director solely for his remuneration as alternate Director.

       (C) Any Director of the Company who is appointed an alternate Director shall be entitled to vote at a meeting of the Directors or of any Committee of the Directors on behalf of the Director so appointing him as distinct from the vote to which he is entitled in his own capacity as a Director, and shall also be considered as two Directors for the purpose of making a quorum of Directors when such quorum shall exceed two.

       (D) Any person appointed as an alternate Director shall vacate his office as such alternate Director if and when the Director by whom he has been appointed vacates his office as Director (otherwise than by retirement at a General Meeting of the Company at which he is re-elected) or removes him by notice in writing to the Company or upon the happening of any event which, if he were a Director, would cause him to vacate such office.

       (E) Every instrument appointing or removing an alternate Director shall be in writing signed by the appointor and shall be effective upon delivery at the Office or at a meeting of the Directors.

       (F) A person acting as an alternate director is an officer of the Company, is alone responsible to the Company for his acts and defaults, and is not deemed to be the agent of his appointor.

Remuneration of alternate director

       105. An alternate director is not entitled to a fee from the Company for his services as an alternate director. The fee payable to an alternate director is payable out of the fee payable to his appointor and consists of such portion (if any) of the fee as he agrees with his appointor. The Company shall, however, repay to an alternate director expenses incurred by him in the performance of his duties if the Company would have been required to repay the expenses to him under Article 92 had he been a Director.

                              POWERS OF DIRECTORS

General powers of Directors to manage Company's business

       106. (A) The business of the Company shall be managed by the Directors who may exercise all the powers of the Company to the extent that the same are not required by the Statutes, these Articles or any resolution of the Company, to be exercised by the Company in General Meeting. Any exercise of such powers by the Directors shall be in accordance with the provisions of the Statutes, these Articles and any resolution of the Company. No resolution or alteration of these Articles shall invalidate any prior act of the Directors which would have been valid if the same had not been passed or made.

       (B) The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Directors by any other Article or by any resolution of the Company in General Meeting.

Power to act notwithstanding vacancy

       107. (A) The continuing Directors or the sole continuing Director at any time may act notwithstanding any vacancy in their body, provided always that if the Directors shall at any time be reduced in number to less than the minimum number fixed by or in accordance with these Articles, it shall be lawful for him, or them to act as Director(s) for the purpose of filling up vacancies in their body or to take all necessary steps to call a General Meeting of the Company, but not for any other purpose. If there shall be no Director able or willing to act, then any two members may summon a General Meeting for the purpose of appointing Directors.


       (B) An additional Director appointed in this way holds office (subject to the Articles) only until dissolution of the next Annual General Meeting after his appointment unless he is reappointed during that meeting.

Pensions, etc.

       108. (A) The Directors may procure the establishment and maintenance of or participate in, or contribute to any non-contributory or contributory pension or superannuation fund, scheme or arrangement or life assurance scheme or arrangement for the benefit of, and pay, provide for or procure the grant of donations, gratuities, pensions, allowances, benefits or emoluments to, any persons who are or shall have been at any time Directors of the Company or in the employment or service of the Company or of any company which is or was a subsidiary of or associated with the Company or of the predecessors in business of the Company or any such subsidiary or associated company or the wives, widows, families, relatives or dependants of any such persons.

       (B) The Directors may also procure the establishment and subsidy of or subscription to and support of any institutions, associations, clubs, funds or trusts calculated to be for the benefit of any such persons as aforesaid or otherwise to advance the interests and well-being of the Company or of any such other company as aforesaid, or its members, and may make or procure payments for or towards the insurance of any such persons as aforesaid and subscriptions or guarantees for charitable or benevolent objects or for any exhibition or for any public, general or useful object.

       (C) Without prejudice to the generality of the foregoing paragraphs of this Article, the Directors may exercise any of the powers conferred by the Statutes to make provisions for the benefit of any such persons as aforesaid in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or any of its subsidiaries notwithstanding that the exercise of any of such powers may not be in the best interests of the Company.

       (D) The Directors may procure any of the matters aforesaid to be done by the Company either alone or in conjunction with any other company.

                                BORROWING POWERS

Power to borrow money

       109. (A) Subject as hereinafter provided, the Directors may exercise all the powers of the Company to borrow money, and to mortgage or charge the whole or any part of its undertaking, property and assets (both present and future) and uncalled capital and (subject, to the extent applicable, to the Statutes) to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

       (B) The Directors shall restrict the borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiary companies (if any) so as to secure (as regards subsidiary companies so far as by such exercise they can secure) that the aggregate of the amounts for the time being borrowed by the Company and/or the amounts borrowed by any subsidiary or subsidiaries for the time being of the Company and remaining outstanding at any one time (exclusive of moneys outstanding in respect of borrowings by the Company from any such subsidiary or by any such subsidiary from another such subsidiary or from the Company) shall not without the previous sanction of an Ordinary Resolution of the Company exceed an amount equal to three times the aggregate of:-

       (i) the amount paid up or credited as paid up on the issued share capital of the Company;

       (ii) the amount standing to the credit of the consolidated capital and revenue reserves (including share premium account); and

       (iii) the amount standing to the credit of the consolidated profit and loss account of the Company and its subsidiaries, all as shown in the latest audited consolidated balance sheet but,



       (a) adjusted as may be necessary in respect of share capital of the Company issued or paid up since the date of such balance sheet;

       (b) adjusted as may be necessary and appropriate to take account of any subsidiary not consolidated in such accounts;

       (c) excluding any sums set aside for taxation and deducting any debit balance on the consolidated profit and loss account; and

       (d) adding back the amount of goodwill that would have remained on the relevant balance sheet if all goodwill arising on acquisitions after 30th September, 1994 and which have been written-off against reserves had been carried on the balance sheet as an asset and amortised on a straight line basis over forty years.

       (C) No person dealing with the Company or any of its subsidiaries shall by reason of the foregoing provision be concerned to see or enquire whether the said limit is observed and no debt incurred or security given in excess of such limit shall be invalid or ineffectual unless the lender or the recipient of the security had at the time when the debt was incurred or security given express notice that the limit hereby imposed had been or would thereby be exceeded.

                           DIRECTORS' INTERESTS, ETC.

Power of Directors to hold offices of profit and to contract with Company

       110. (A) A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors in accordance with the provisions of the Statutes applicable thereto.

       (B) No Director or intending Director shall be disqualified by his office from contracting with the Company, either with regard to his tenure of any office or position in the management, administration or conduct of the business of the Company or as vendor, purchaser or otherwise, nor shall any contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established.

       (C) Save as herein provided, a Director shall not vote in respect of any contract or arrangement or any other proposal whatsoever in which he has any material interest (otherwise than by virtue of his interests in shares or debentures or other securities of or otherwise in or through the Company) and if he shall do so, his vote shall not be counted. A Director shall not be counted in the quorum at a meeting in relation to any resolution on which he is debarred from voting.

       (D) A Director shall (in the absence of a material interest other than is indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters, namely:-

       (i) the giving of any security or indemnity to him in respect of money lent or obligations incurred by him at the request of or for the benefit of the Company or any of its subsidiaries;

       (ii) the giving of any security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiaries for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

       (iii) any proposal concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiaries for subscription or purchase in which offer he is or is to be interested as a participant in the underwriting or sub-underwriting thereof;

       (iv) any proposal concerning any other company (a "relevant company") in which he is interested, directly or indirectly, and whether as an officer or shareholder or otherwise howsoever, provided that he is not directly or indirectly interested in 1 per cent. or more of the issued shares of any class of such company and is not interested in 1 per cent. or more of the voting rights of such company and, for the purposes of this paragraph:-

              (a) a person shall be deemed to be directly interested in the issued shares of any class of a company if he holds (whether solely or jointly) or is beneficially interested in such shares;

              (b) a person shall be deemed to be indirectly interested in the issued shares of any class of a company if another company (an "intermediary company") in whose equity share capital he is directly or indirectly interested holds (whether solely or jointly) or is beneficially interested in such shares;

              (c) a person shall be deemed to be indirectly interested in 1 per cent. or more of the issued shares of any class of a relevant company if the percentage of the issued shares of such class attributable to such person through his percentage interest in the equity share capital of each intermediary company through which his interest in the relevant company is derived represents 1 per cent. or more of the issued shares of such class of the relevant company; and

              (d) a person shall be deemed to be interested in 1 per cent. or more of the voting rights available to members of a relevant company if he can cause 1 per cent. or more of such voting rights to be cast at his direction; (any such interest being deemed for the purpose of this Article to be a material interest in all circumstances);

       (v) any proposal concerning the adoption, modification or operation of a superannuation fund, retirement, death or disability benefits scheme, share option scheme or share incentive scheme which relates both to directors and employees and does not accord to any director as such any privilege or advantage not generally accorded to the employees to which such fund or scheme relates;

       (vi) any contract, arrangement, transaction or proposal concerning the purchase or maintenance of any insurance policy under which he may benefit.

       (E) Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employment with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such case each of the Directors concerned (if not debarred from voting under paragraph (D) (iv) of this Article) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

       (F) lf any question shall arise at any meeting as to the materiality of a Director's interest or as to the entitlement of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the chairman of the meeting and his ruling in relation to any other Director shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned have not been fairly disclosed.

       (G) Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director, provided that nothing herein contained shall authorise a Director or his firm to act as auditor of the Company.

       (H) Any Director may continue to be or become a member or director of, or hold any other office or place of profit under, any other company in which the Company may be interested, and no such Director shall be accountable for any dividend, remuneration, superannuation payment or other benefits received by him as a member or director of, or holder of any other office or place of profit under, any such other company. The Director may exercise the voting powers conferred by the shares in any company held or owned by the Company or exercisable by them as directors of such other company in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing themselves or any of them directors or officers of such company, or voting or providing for the payment of remuneration, superannuation payments or other benefits to the directors or officers of such company). Any Director of the Company may, subject to paragraphs (A) and (D) of this Article, vote in favour of the exercise of such voting rights in the manner aforesaid (other than in respect of a resolution appointing himself director of such company, or voting or providing for the payment to himself of remuneration, superannuation payments or other benefits), notwithstanding that he may be, or be about to be appointed a director of or holder of any other office or place of profit under such other company and as such is, or may become, interested in the exercise of such voting rights in the manner aforesaid.

       (I) The Company may by Ordinary Resolution suspend or relax the provisions of this Article to any extent or ratify any transaction not duly authorised by reason of a contravention of this Article.

       (J) For the purposes of this Article, the interest of a person who is for the purposes of the Statutes connected with (within the meaning of Section 346 of the Companies Act 1985) a Director is treated as the interest of the Director and, in relation to an alternate director, the interest of his appointor is treated as the interest of the alternate director in addition to an interest which the alternate director otherwise has. This Article applies to an alternate director as if he were a Director otherwise appointed.

                            PROCEEDINGS OF DIRECTORS

Board meetings, quorum and voting

       111. The Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit, and determine the quorum necessary for the transaction of business. Until otherwise determined by the Directors two Directors shall be a quorum. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes, the chairman of a meeting shall have a second or casting vote.

Notices of meetings

       112. The Chairman or the Deputy-Chairman (if any) may at any time, and, on the request of any Director, the Secretary shall, summon a meeting of the Directors, by notice served upon each of the Directors. Notice of a meeting of the Directors shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or by electronic communication to an address given by him to the Company for that purpose or sent in writing to him at his last known address or other address given by him to the Company for this purpose.

Directors abroad

       113. A Director who is absent or intending to be absent from the United Kingdom shall not be entitled to notices of meetings of the Directors unless he shall have given to the Company notice of an address within the United Kingdom to which notice of such meetings should be sent, or by electronic communication to an address given by him to the Company for that purpose. If no such address shall have been given by such Director, the alternate Director (if any) in the United Kingdom acting in his place shall be entitled to notices of such meetings.

Chairman or Deputy-Chairman to preside

       114. The Chairman, or failing him any Deputy-Chairman (the senior in office taking precedence, if more than one be present), shall, if present and willing, preside at all meetings of the Directors, but if no such Chairman or Deputy-Chairman be appointed, or if he be not present within five minutes after the time fixed for holding the meeting or is unwilling to act as chairman of such meeting, the Directors present shall choose one of their number to act as chairman of such meeting, and the Director so chosen shall preside at such meeting accordingly.

Competence of board meetings

       115. A meeting of the Directors at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretions for the time being vested in or exercisable by the Directors generally.

Power to appoint committees

       116. The board may delegate any of its powers, authorities and discretions (with power to sub-delegate) to a Committee consisting of one or more persons (whether a member or members of the board or not) as it thinks fit. A Committee may exercise its power to sub-delegate by sub-delegating to any person or persons (whether or not a member or members of the board or of the Committee). The board may retain or exclude its right to exercise the delegated powers, authorities or discretions collaterally with the Committee. The board may at any time revoke the delegation or alter any terms and conditions thereof or discharge the Committee in whole or in part. Where a provision of the Articles refers to the exercise of a power, authority or discretion by the board or by the Directors as a whole (including, without limitation, the power to pay fees, remuneration, additional remuneration, expenses and pensions and other benefits pursuant to the Articles) and that power, authority or discretion has been delegated by the board to a Committee, the provision shall be construed as permitting the exercise of the power, authority or discretion by the Committee.

Chairman of Committee

       117. A Committee may appoint a chairman of its meetings. If no such chairman be appointed, or if at any meeting he be not present within five minutes after the time fixed for holding the meeting or is unwilling to act as chairman at such meeting, the members present shall choose one of their number to be chairman of such meeting.

Procedure at Committee meetings

       118. Subject to Article 116, Committees may meet and adjourn as they think proper. Questions arising at any meeting shall be determined by a majority of votes of the members present and, in the case of an equality of votes, the chairman of the meeting shall have a second or casting vote.

Resolutions in writing

       119. A resolution in writing signed or approved by letter, telegram or telex by all the Directors entitled to notice of a meeting of the Directors or by all the members of a Committee shall be as valid and effectual as if it had been passed at a meeting of the Directors or, as the case may be, such Committee duly called and constituted. Such resolution may be contained in one document or in several documents in like form, each signed or approved by one or more of the said Directors or the said members of the Committee concerned. The resolution in writing need not be signed by an alternate director if it is signed by his appointor and a resolution signed by an alternate director need not be signed by his appointor.

Participation by telephone

       120. Any Director or his alternate or any member of a Committee may validly participate in a meeting of the Directors or a Committee through the medium of conference telephone or similar form of communication equipment provided that all persons participating in the meeting are able to hear and speak to each other throughout such meeting. A person so participating shall be deemed to be present in person at the meeting and shall accordingly be counted in a quorum and be entitled to vote. Subject to the Statutes, all business transacted in such manner by the Directors or a Committee shall for the purposes of these Articles be deemed to be validly and effectively transacted at a meeting of the Directors or a Committee notwithstanding that fewer than the quorum for such meeting of the Directors or a Committee is physically present at the same place. Such a meeting shall be deemed to take place where the largest group of those deemed present is assembled or, if there is no such group, where the chairman of the meeting then is.

Validity of acts of Directors in spite of formal defect

       121. All acts bona fide done by any meeting of the Directors, or of a Committee of Directors, or by any person acting as a Director, shall, notwithstanding it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified or had vacated office or were not entitled to vote, be as valid as if every such person had been duly appointed and qualified to be a Director and had continued to be a Director and had been entitled to vote.

Minutes

       122. The Directors shall cause minutes to be made in books provided for the purpose:-

       (i)    of all appointments of officers made by the Directors;

       (ii) of the names of all the Directors present at each meeting of the Directors and of any Committee of Directors; and

       (iii) of all resolutions and proceedings of all meetings of the Company and of any class of members, and of the Directors and of any Committee of Directors;

and any such minutes as aforesaid, if purporting to be signed by the chairman of the meeting at which such appointments were made or such Directors were present or such resolutions were passed or proceedings had (as the case may be), or by the chairman of the next succeeding meeting of the Company or Directors or Committee (as the case may be), shall be sufficient evidence without any further proof of the facts therein stated.

              CHAIRMAN, DEPUTY-CHAIRMAN, MANAGING DIRECTORS, ETC.



Appointment

       123. The Directors may from time to time appoint one or more of their number to any office or employment under the Company (including but without limitation, that of Chairman, Deputy-Chairman, Managing Director or Joint Managing Director) for such period (subject to the Statutes) and on such terms as they think fit, and may also continue any person appointed to be a Director in any office or employment held by him before he was so appointed. The Directors may also from time to time (without prejudice to any claim for damages for breach of any agreement between him or them and the Company) remove him or them from office and appoint another or others in his place or their places.

Remuneration of Director so appointed

       124. The remuneration and other terms and conditions of appointment of a Director appointed to any office or employment under the Company pursuant to the last preceding Article shall from time to time (without prejudice to the provisions of any agreement between him and the Company) be fixed by the Directors, and may (without prejudice to the provisions of Article 108) be by way of fixed salary, or commission on the dividends or profits or turnover of the Company, or of any other company in which the Company is interested, or other participation in any such profits or otherwise or by any or all or partly by one and partly by another or others of those modes.

Tenure of office of Executive Directors

       125. A Director appointed pursuant to Article 123 to any office under the Company shall ipso facto and immediately cease to hold such office if he shall cease to hold the office of Director from any cause, but he shall not (unless any agreement between him and the Company shall otherwise provide) cease to hold his office as a Director by reason only of his ceasing to hold such office.

Powers and duties of Directors so appointed

       126. The board may delegate to a Director appointed to any office or employment pursuant to Article 123 any of its powers, authorities and discretions as it thinks fit, and may confer such powers for such time, and to be exercised for such objects and purposes, and upon such terms and conditions, and with such restrictions, as they may consider expedient, and may confer such powers collaterally with, or to the exclusion of, and in substitution for, all or any of the powers of the Directors in that behalf, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

                                LOCAL MANAGEMENT

Power to appoint local managers

       127. The Directors may, from time to time, provide for the management and transaction of the affairs of the Company in or from any specified locality, whether in the United Kingdom or elsewhere, in such manner as they think fit, and the provisions contained in the three next following Articles shall be without prejudice to the general powers conferred by this Article.

Delegation of powers to Local Boards

       128. The Directors may, from time to time and at any time, establish any Local Board or agency for managing any of the affairs of the Company in any such specified locality and may appoint any persons to be members of such Local Board or agency or to be managers or agents, and may fix their remuneration, and the Directors may from time to time, and at any time, delegate to any persons so appointed any of the powers, authorities and discretions for the time being vested in the Directors (other than their power to make calls, forfeit shares, borrow money or issue shares or other securities), and may authorise the members for the time being of any such Local Board or agency or any of them to fill up any vacancies therein, and to act notwithstanding vacancies, and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors think fit, and the Directors may at any time remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

Power to appoint attorney

       129. The Directors may, at any time, and from time to time, by power of attorney under the Seal, appoint any person to be the attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as the Directors may from time to time think fit, and such appointment may (if the Directors think fit) be made in favour of the members or any of the members of any Local Board or agency established as aforesaid, or in favour of any body corporate, or of the members, directors, nominees or managers of any body corporate or unincorporate, or otherwise in favour of any fluctuating body of persons, whether nominated directly or indirectly by the Directors, and any such powers of attorney may contain such powers for the protection or convenience of powers dealing with such attorney as the Directors may think fit.

Power to sub-delegate

       130. Any such delegate or attorney as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities or discretions for the time being vested in him unless stated otherwise in the power of attorney by which he is appointed.

                                   SECRETARY

Appointment of Secretary

       131. The Secretary shall be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit; and any Secretary so appointed may (without prejudice to any claim for damages for breach of any contract between him and the Company) be removed by them.

Dual capacity

       132. A provision of the Statutes or these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of, the Secretary.

Assistant Secretary

       133. The Directors may, at any time and from time to time, appoint any person to be Assistant Secretary, at such remuneration and upon such conditions as they may think fit and anything required or authorised to be done by or to the Secretary may (subject to any provision to the contrary in his appointment) be done by or to any Assistant Secretary so appointed; and any Assistant Secretary may (without prejudice to any claim for damages for breach of any contract between him and the Company) be removed by the Directors.

                                      SEAL

Seal

       134. (A) The Directors shall provide for the safe custody of the Seal and the Company may exercise the powers conferred by the Statutes with regard to having an official seal for use in any territory outside the United Kingdom, and such powers shall be vested in the Directors. Whenever in these Articles reference is made to the Seal the reference shall, when and so far as may be applicable, be deemed to include any such official seal as aforesaid.

       (B) The Seal shall not be affixed to any instrument, except by the general or special authority of a resolution of the Directors, or of a Committee of the Directors authorised in that behalf, and (subject as otherwise provided in this Article) every instrument to which the Seal shall be so affixed shall be signed by a Director and countersigned by the Secretary or another Director or some other person authorised by the Directors, and in favour of any purchaser or person bona fide dealing with the Company, such signatures shall be conclusive evidence of the fact that the Seal has been properly affixed.

       (C) Every certificate of shares, debentures, debenture stock or representing any other form of security of the Company (other than letters of allotment, receipts for securities or certificates of deposit) shall be issued under the Seal but need not be signed or, if signed, a signature may be applied by mechanical or other means or may be printed. Each certificate to which the Seal shall be affixed shall bear the autographic signatures of at least one Director and the Secretary or other person acting in the place of the Secretary, provided that the Directors may by resolution determine (either generally or in any particular case or cases) that such signatures shall be dispensed with, or shall be affixed by means of some method or system of mechanical signature.

       (D) Any instrument signed by one Director and the Secretary or by any two Directors and expressed to be executed by the Company shall have the same effect as if executed under a seal and shall satisify any requirement under these Articles to execute a document or certificate under seal.

                            OVERSEAS BRANCH REGISTER

Overseas branch register

       135. The Company may also exercise the powers conferred by the Statutes with reference to the keeping of an overseas branch register and the Directors may, from time to time and at any time, make such provisions and regulations regarding the same as they may think fit.

                                   DIVIDENDS

Application of profits in payment of dividends

       136. Subject to the provisions of these Articles and to any rights, privileges or restrictions for the time being attached to any shares in the capital of the Company having preferential or special rights in regard to dividend, the profits of the Company which it shall from time to time be determined to distribute by way of dividend shall be applied in payment of dividends upon the shares of the Company in proportion to the amounts paid up thereon respectively otherwise than in advance of calls: Provided that if any share be issued upon terms providing that it shall rank for dividend as from or after a particular date, or be entitled to dividends declared or paid after a particular date, such share shall rank for or be entitled to dividend accordingly.

Declaration of dividends

       137. Subject to Article 136, the Company may, from time to time, by Ordinary Resolution, declare a dividend to be paid to the members, according to their rights and interests in the profits, and may fix the time for payment of such dividend.

Dividend to be payable only out of profits

       138. No dividend shall be payable except out of the profits of the Company available for distribution in accordance with the provisions of the Statutes.

No larger dividend than recommended by Directors

       139. No larger dividend shall be declared than is recommended by the Directors, but the Company may by Ordinary Resolution declare a smaller dividend.

Fixed and interim dividends

       140. (A) If and to the extent that the Directors think fit and the position of the Company in their opinion justifies such payment, the Directors may declare and pay dividends on shares carrying preferential rights to dividends, half-yearly or otherwise on fixed dates or in such other manner as may be in accordance with the rights attached thereto and may also from time to time declare and pay interim dividends.

       (B) Provided that the Directors act bona fide, they shall not incur any responsibility to the holders of shares conferring a preference for any damage that they may suffer by reason of the payment of a dividend on any shares not ranking pari passu or in priority thereto in respect of dividends.

Unclaimed dividends

       141. (A) All unclaimed dividends may be invested or otherwise made use of by the Directors as they shall think fit, until the same be claimed and so that the Company shall not thereby be constituted as a trustee in respect thereof and any dividend unclaimed after a period of twelve years from the date the dividend was declared or became due for payment shall be forfeited and shall revert to the Company.

       (B) If, in respect of a dividend or other amount payable in respect of a share, on any one occasion:

       (i) a cheque, warrant or order is returned undelivered or left uncashed, or

       (ii) a transfer made by a bank or other funds transfer system is not accepted,

and reasonable enquiries have failed to establish another address or account of the person entitled to the payment, the Company is not obliged to send or transfer a dividend or other amount payable in respect of that share to that person until he notifies the Company of an address or account to be used for that purpose. If the cheque, warrant or order is returned undelivered or left uncashed or transfer not accepted on two consecutive occasions, the Company may exercise this power without making any such enquiries.

No interest payable on dividends etc.

       142. No dividend or other moneys payable on or in respect of a share in the capital of the Company shall bear interest against the Company unless otherwise provided by the rights attached to the share.

Power to satisfy dividend in specie, fractional certificates and cash adjustments and payment of scrip dividends

       143. (A) Without prejudice to the provisions of Article 77 with the sanction of an Ordinary Resolution of the Company and upon the recommendation of the Directors any dividend may be paid and satisfied, either wholly or in part, by the distribution of specific assets, and in particular of paid-up shares or debentures of any other company, or partly in one way and partly in another or others, and where any difficulty arises in regard to the distribution, the Directors may settle the same as they think expedient, and in particular they may issue fractional certificates, and may fix the value for distribution of such specific assets or any part thereof, and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees upon such trusts for the persons entitled to the dividend as may seem expedient to the Directors.

       (B) Without prejudice to the provisions of Article 77 the Directors may, with the prior authority of an Ordinary Resolution of the Company, offer holders of a particular class of shares the right to elect to receive further shares of that class, credited as fully-paid, instead of cash in respect of all or part of any dividend or dividends specified by the Ordinary Resolution, subject to such exclusions, restrictions or other arrangements as the Directors may in their absolute discretion deem necessary or desirable in relation to compliance with legal or practical problems under the laws of any territory, or the requirements of any recognised regulatory body or any stock exchange in any territory.

       (C) The following provisions shall apply where payment of a dividend is satisfied in accordance with paragraph (B) of this Article:-

       (i) the Ordinary Resolution may specify a particular dividend or may relate to all or any dividends declared or paid within a specified period, but such period may not end later than the beginning of the fifth Annual General Meeting next following the date of the meeting at which the Ordinary Resolution is passed;

       (ii) the basis of allotment shall be determined by the Directors so that, as nearly as may be considered convenient without involving any rounding up of fractions, the value (calculated by reference to the average quotation) of the new ordinary shares (including any fractional entitlement) to be allotted instead of any amount of dividend (disregarding any associated tax credit) shall equal such amount. A certificate and report by the auditors as to the value of the new ordinary shares to be allotted in respect of any dividend shall be conclusive of that amount.

              For such purpose the "average quotation" of an ordinary share shall be the average of the middle market quotations for a fully paid ordinary share of the Company as derived from the Daily Official List of the London Stock Exchange Limited on the business day on which the ordinary shares are first quoted "ex" the relevant dividend and the four subsequent business days or shall be as determined by or in accordance with the Ordinary Resolution;

       (iii) the Directors may make such provisions as they consider necessary or expedient in relation to any offer to be made pursuant to this
              Article including but not limited to the giving of notice to shareholders of the right of election offered to them, the provision of forms of election (whether in respect of a particular dividend or dividends generally) and determination of the procedure for making and revoking such elections and the place at which, and the latest time by which, forms of election and any other relevant documents must be lodged in order to be effective, and provision whereby, in whole or in part, fractional entitlements are disregarded or rounded up or down or the benefit of fractional entitlements accrue to the Company (rather than to the members concerned);

       (iv) the dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be declared or payable on shares in respect of which an election has been duly made (the "elected shares") and instead additional shares of the relevant class shall be allotted to the holders of the elected shares on the basis of allotment calculated as stated in paragraph
              (ii) above. For such purpose, the Directors may capitalise, out of any amount for the time being standing to the credit of any reserve or fund (including any share premium account or capital redemption reserve) or any of the profits which could otherwise have been applied in paying dividends in cash as the Directors may determine, a sum equal to the aggregate nominal amount of the additional shares to be allotted on that basis and apply it in paying up in full the appropriate number of unissued shares for allotment and distribution to the holders of the elected shares on such basis. A board resolution capitalising any part of the reserve or profits hereinbefore mentioned shall have the same effect as if such capitalisation had been declared by Ordinary Resolution of the Company in accordance with Article 148 and in relation to any such capitalisation the Directors may exercise all the powers conferred on them by that Article without need of such Ordinary Resolution;

       (v) the additional shares so allotted shall be allotted as at the record date for the dividend in respect of which the right of election has been offered and shall rank pari passu in all respects with each other and with the fully paid shares of that class then in issue except that they will not rank for any dividend or other distribution or other entitlement which has been declared, made or paid by reference to such record date.

Deduction of debts due to Company

       144. The Directors may deduct from any dividend or other moneys payable in respect of any shares held by a member, either alone or jointly with any other member, all such sums of money (if any) as may be presently due and payable by him, either alone or jointly with any other person, to the Company in relation to shares of the Company.

Moneys payable

       145. The Company may pay any dividend, interest or other amount payable in respect of a share:

       (i)    in cash;

       (ii) by cheque, warrant or money order made payable to or to the order of the person entitled to the payment (and may, at the Company's option, be crossed "account payee" where appropriate);

       (iii) by a bank or other funds transfer system to an account designated in writing by the person entitled to the payment;

       (iv) if the board so decides, by means of a relevant system in respect of an uncertificated share, subject to any procedures established by the board to enable a holder of uncertificated shares to elect not to receive dividends by means of a relevant system and to vary or revoke any such election; or

       (v) by such other reasonable method as the person entitled to the payment may in writing direct.



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                                       50


The Company may send a cheque, warrant or money order by post (i) in the case of a sole holder, to his registered address, (ii) in the case of joint holders, to the registered address of the person whose name stands first in the Register,
(iii) in the case of a person or persons entitled by transmission to a share, as if it were a notice given in accordance with Articles 159 and 160, or (iv) in any case, to a person and address that the person or persons entitled to the payment may in writing direct.

Where a share is held jointly or two or more persons are jointly entitled by transmission to a share, (i) the Company may pay any dividend, interest or other amount payable in respect of that share to any one joint holder, or any one person entitled by transmission to the share, and in either case that holder or person may give an effective receipt for the payment, and (ii) for any of the purposes of this Article 145, the Company may rely in relation to a share on the written direction or designation of any one joint holder of the share, or any one person entitled by transmission to the share.

Every cheque, warrant or money order sent by post is sent at the risk of the person entitled to the payment. If payment is made by bank or other funds transfer, by means of a relevant system or by another method at the direction of the person entitled to payment, the Company is not responsible for amounts lost or delayed in the course of making that payment.

                                    RESERVES

Power to provide for depreciation and carry profits to reserve

       146. The Directors may, before recommending any dividend, write off such sums as they think proper for depreciation, and carry forward in the revenue accounts any profits as they think should not be divided, and may also set aside out of profits of the Company such sum or sums as they think proper as a reserve or reserves, which shall at the discretion of the Directors be applicable for meeting contingencies, for the gradual liquidation of any debt or liability of the Company, or for repairing, maintaining or adding to the property of the Company, or for such other purposes as the Directors shall, in their absolute discretion, think fit, and pending any such application may, at the discretion of the Directors, either be employed in the business of the Company, or be invested in such investments (other than shares in the Company) as the Directors may from time to time think fit.

Reserves

       147. The Directors may establish such reserve accounts and may divide the Company's reserves into such special funds as they may think fit. The Directors may also carry forward any profits which they may think prudent not to divide without placing the same to reserves.

                        CAPITALISATION OF RESERVES, ETC

Capitalisation of reserves

       148. (A) The Company may at any time and from time to time, upon the recommendation of the Directors, by Ordinary Resolution resolve that any sum

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                                       51


not required for the payment or provision of any fixed preferential dividend and for the time being standing to the credit of any reserve accounts of the Company (including Share Premium Account and Capital Redemption Reserve Fund) or to the credit of profit and loss account (whether or not the same be available for distribution) be capitalised, and that such sum be appropriated as capital to and amongst the Ordinary Shareholders in proportion to the number of Ordinary Shares (whether or not fully paid) held by them respectively, and that the Directors shall in accordance with such Resolution apply such sum in paying up in full or in part any unissued shares or debentures of the Company on behalf of such Ordinary Shareholders, and appropriate such shares or debentures to and distribute the same credited as fully or partly paid up amongst such Ordinary Shareholders in the proportions aforesaid in satisfaction of their shares and interests in the said capitalised sum, or shall apply such sum or any part thereof on behalf of such Ordinary Shareholders in paying up the whole or part of any amounts which shall for the time being be unpaid in respect of any issued shares in the Company held by them respectively, or otherwise deal with such sum as directed by such Resolution, provided that:-

       (i) the Share Premium Account and Capital Redemption Reserve Fund may only be applied in paying up unissued shares to be allotted as fully paid up; and

       (ii) any sum not available for distribution in accordance with the Statutes may only be applied in paying up in full or in part unissued shares to be allotted as fully or partly paid up.

     (B) Where any difficulty arises in respect of any such distribution, the Directors may settle the same as they think expedient, and in particular they may make such provisions as they think proper in the case of shares or debentures becoming distributable in fractions (including, but without limitation, provisions for the issue of fractional certificates, for the sale and distribution of the proceeds of sale of shares or debentures representing such fractions, and provisions whereby the benefit of fractional entitlements accrue to the Company rather than the members concerned) and further the Directors may fix the value for distribution of any fully paid-up shares or debentures, make cash payment to any shareholders on the footing of the value so fixed in order to adjust rights, and vest any shares or debentures in trustees upon such trusts for the persons entitled to share in the distribution as may seem just and expedient to the Directors. When deemed requisite, a proper contract for the allotment and acceptance of any shares or debentures to be distributed as aforesaid shall be executed and (if necessary) filed with the Registrar of Companies, and the Directors may appoint any person to sign such contract on behalf of the persons entitled to share in the distribution, and such appointment shall be effective, and the contract may provide for the acceptance by such persons of the shares or debentures to be allotted to them respectively in satisfaction of their claims in respect of the sum so distributed, and any such contract shall be effective and binding on all such persons.

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                                       52


                                    ACCOUNTS

Directors to keep proper accounting records

       149. The Directors shall cause accounting records of the Company to be kept and the provisions of the Statutes in this regard shall be complied with.

Where accounting records to be kept

       150. The accounting records shall be kept at the Office, or at such other place in Great Britain as the Directors shall think fit, and shall always be open to the inspection of the Directors.

Inspection of records

       151. The Directors shall, from time to time, determine whether in any particular case, or class of cases, or generally, and at what times, and places, and under what conditions or regulations, the accounting records of the Company, or any of them, shall be open to the inspection of the members, and no member, not being a Director, shall have any right of inspecting any account, book or document of the Company, except as conferred by law or authorised by the Directors or by any Ordinary Resolution of the Company, nor shall any such member be entitled to require or receive any information concerning the business, trading or customers of the Company, or any trade secret of or secret process used by the Company.

Balance sheet profit and loss accounts and summary financial statements

       152. (A) The Directors shall, from time to time, in accordance with the Statutes, cause to be prepared and to be laid before the Annual General Meeting of the Company such profit and loss accounts, balance sheets, group accounts (if any), reports of the Directors and of the auditor and other documents (if any) as are required by the Statutes. Each balance sheet shall be signed on behalf of the Directors by two of their number.

       (B) A copy of the said balance sheet, accounts, reports and other documents (if any) shall, twenty-one clear days at least before the meeting, be delivered or sent by post (subject to Article 152(c)) to the registered address of every member and debenture holder of the Company, or in the case of a joint holding to that member or debenture holder (as the case may be) whose name stands first in the appropriate register in respect of the joint holding, provided that the requirements of this Article in relation to the documents to be sent shall be deemed to be satisfied by sending to any member or holder of debentures or debenture or loan stock or other securities of the Company, where permitted by the Statutes and in lieu of the said copies, a summary financial statement derived from the Company's annual accounts and the Directors' report in the form and containing the information prescribed by the Statutes and whenever any of the shares, debentures or other securities of the Company are listed on any recognised stock exchange in the United Kingdom there shall be forwarded to the appropriate officer of such stock exchange such number of copies of each of the said documents as may for the time being be required under its regulations. The auditor's report shall be read at the meeting. No accidental non-compliance with the provisions of this Article shall invalidate the proceedings at the meeting.

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                                       53


       (C) Any documents required or permitted to be delivered or sent by the Company to a person pursuant to Article 152(B) shall be treated as delivered or sent if:

       (i) sent by electronic communication to an address for the time being notified to the Company by that person for that purpose; or

       (ii) published on a website, provided that the following conditions are met;

              (a) the Company and that person have agreed that such documents may be accessed by him on a website (instead of their being sent by post or otherwise delivered to him);


              (b) that person is notified, in a manner for the time being agreed for the purpose between him and the Company, of:

                     (1)    the publication of the documents on a website;

                     (2)    the address of that website;

                     (3) the place on that website where the documents may be accessed; and

                     (4)    how they may be accessed.

       (D) Documents treated in accordance with sub-paragraph (c)(ii) above as sent to any person are to be treated as sent to him not less than twenty-one clear days before the date of a meeting if, and only if:

       (i) the documents are published on the website thoughout a period beginning at least twenty-one clear days before the date of the meeting and ending with the conclusion of the meeting; and

       (ii) the notification given for the purposes of sub-paragraph (c)(ii)(b) above is given not less than twenty-one clear days before the date of the meeting.

Nothing in this paragraph (D) shall invalidate the proceedings of a meeting where any documents that are required to be published as mentioned in sub-paragraph (D)(i) above are by accident published in different places on the website or published for a part, but not all, of the period mentioned in that subparagraph.

                                     AUDIT

Provisions of Statutes regarding auditor

       153. The provisions of the Statutes as to the appointment, powers, rights, remuneration and duties of the auditor shall be complied with.

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                                       54


                                    NOTICES

Service of notices

       154. (A) A notice or other document may be served by the Company upon any member either personally or by sending it through the post in a prepaid letter, envelope or wrapper addressed to such member at his address as appearing in the Register or by giving it by electronic communication to an address for the time being notified to the Company by the member for that purpose or by any other means authorised by the member concerned.

       (B) A notice of general meeting may, instead of being sent to the member in any of the ways specified in Article 154(A), be given to a member by the Company by publishing the notice on the website, provided that the following conditions are met:

       (i) the member and the Company have agreed that notices of general meetings may be accessed by him on a website instead of being sent to the member in one of the ways specified in Article 154(A); and

       (ii) the member is given a notification, in the manner agreed for the time being between the member and the Company, containing the following information:

              (a)    the fact that the notice has been published on the website;

              (b)    the address of the website;

              (c) the place on the website where the notice may be accessed and how it may be accessed;

              (d) a statement that it concerns a notice of general meeting served in accordance with the Act;

              (e)    the place, date and time of the general meeting; and

              (f) whether the general meeting is to be an annual or extraordinary general meeting.

A notice given under paragraph (B) of this Article is deemed to be given at the time of the notification under sub-paragraph (B)(ii) of this Article 154.



Members abroad not entitled to notices unless they give addresses within the U.K.

       155. Any member described in the Register by an address not within the United Kingdom, who shall from time to time give the Company an address within the United Kingdom at which notices may be served upon him, or an address to which notices may be given by electronic communication, shall be entitled to have notices served upon him at such address, but, save as aforesaid, no member, other than a member described in the Register by an address within the United Kingdom, shall be entitled to receive any notice from the Company.

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                                       55


Notice to joint holders

       156. All notices directed to be given to the members shall, with respect to any share to which persons are jointly entitled, be given to whichever of such persons is named first in the Register in respect of such share, and notice so given shall be sufficient notice to all the holders of such share.

Proof of service

       157. (A) A notice or other document addressed to a member at his registered address or address for service in the United Kingdom is, if sent by post, deemed to be given within 24 hours if pre-paid as first class post and within 48 hours if pre-paid as second class post after it has been posted, and in proving service it is sufficient to prove that the envelope containing the notice or document was properly addressed, pre-paid and posted. Proof that a notice contained in an electronic communication was sent in accordance with guidance issued by the Institute of Chartered Secretaries and Administrators shall be conclusive evidence that the notice was given. A notice contained in an electronic communication sent in accordance with the Articles other than a notice given under Article 157(B) (to which the provisions of that Article apply) is deemed to be given at the expiration of 48 hours after the time it was sent.

       (B) If at any time by reason of the suspension or curtailment of postal services within the United Kingdom the Company is unable effectively to convene a General Meeting by notices sent through the post or otherwise to give notice to those members who have not notified an address for electronic communications pursuant to Article 154(A) a General Meeting may be convened by or the notice given by way of a notice advertised on the same date in at least two leading national daily newspapers (one of which shall be in general circulation in London) and such notice shall be deemed to have been duly served on all members and other persons entitled thereto at noon on the day when the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post if at least forty-eight hours prior to the time of the meeting, or such other time as the notice may require the posting of notices to addresses throughout the United Kingdom again becomes practicable.

Members present at meeting deemed to have received due notice

       158. Any member present, either personally or by proxy, at any meeting of the Company or class of members of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

Successors in title to be bound by notices to predecessors

       159. Every person who, by operation of law, transfer or any other means whatsoever, shall become entitled to any shares shall be bound by every notice in respect of such shares which are (prior to his name and address being entered in the Register) duly given to the person from whom he derives his title to such shares.

Service of notice to be sufficient notwithstanding death of member served

       160. Any notice or document served upon or sent to, or left at the registered address of, any member in pursuance of these Articles, shall, notwithstanding that such member be then deceased or bankrupt and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any share held by such member, whether held

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                                       56


solely or jointly with other persons, until some other person be registered instead of him as the holder or joint holder of such share, and such service shall, for all purposes of these Articles, be deemed a sufficient service of such notice or document on his executors, administrators or assigns, and all persons (if any) jointly interested with him in such share.

Signature on notices

       161. The signature on any notice to be given by the Company may be written or printed.

                                   WINDING UP

Rule for division of assets in liquidation

       162. If the Company shall be wound up, the surplus assets remaining after payment of all creditors shall be divided among the members in proportion to the capital which at the commencement of the winding up is paid up, or ought to have been paid up, on the shares held by them respectively and, if such surplus assets shall be insufficient to repay the whole of the paid-up capital, they shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them respectively. But this Article is to be subject to the rights attached to any shares which may be issued on special terms or conditions.

Powers to distribute in specie

       163. If the Company shall be wound up the liquidator (whether voluntary or official) may, with the sanction of an Extraordinary Resolution, divide among the members in specie any part of the assets of the Company, or vest any part of the assets of the Company in trustees upon such trusts for the benefit of the members or any of them as the Resolution shall provide. Any such Resolution may provide for and sanction a distribution of any specific assets amongst different classes of members otherwise than in accordance with their existing rights, but each member shall in that event have a right of dissent and other ancillary rights in the same manner as if such Resolution were a Special Resolution passed pursuant to Section 110 of the Insolvency Act 1986.

Members abroad to give address for service

       164. In the event of a winding up of the Company every member of the Company who is not for the time being in the United Kingdom shall be bound, within fourteen days after the passing of an effective Resolution to wind up the Company voluntarily, or within the like period after the making of an order for the winding up of the Company, to serve notice in writing on the Company appointing some person resident in London upon whom all summonses, notices, processes, orders and judgements in relation to or under the winding up of the Company may be served, and in default of such nomination the liquidator of the Company shall be at liberty on behalf of such member to appoint some such

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                                       57


person, and service upon any such appointee shall be deemed to be a good personal service on such member for all purposes, and where the liquidator makes any such appointment he shall, with all convenient speed, give notice thereof to such member by advertisement in The Times or any other leading London daily newspaper, or by a letter sent by registered or recorded delivery post and addressed to such member at his address as appearing in the Register, and such notice shall be deemed to be served on the day following that on which the advertisement appears or the letter is posted.

                                   INDEMNITY

Indemnity and insurance of Directors and Secretary

       165. (A) Subject to the Statutes, but without prejudice to an indemnity to which he may otherwise be entitled, every person who is or was a Director, alternate director or Secretary of the Company shall be indemnified out of the assets of the Company against all costs, charges, losses and liabilities incurred by him in the proper execution of his duties or the proper exercise of his powers, authorities and discretions including, without limitation, a liability incurred:

       (i) defending proceedings (whether civil or criminal) in which judgment is given in his favour or in which he is acquitted, or which are otherwise disposed of without a finding or admission of material breach of duty on his part; or

       (ii) in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company.

       (B) Subject to the Statutes, the board may exercise all the powers of the Company to purchase and maintain insurance for the benefit of a person who is or was:


       (i) a Director, alternate director or Secretary of the Company or of a company which is or was a subsidiary undertaking of the Company or in which the Company has or had an interest (whether direct or indirect); or

       (ii) trustee of a retirement benefits scheme or other trust in which a person referred to in Article 165(A)(i) is or has been interested,

indemnifying him against liability for negligence, default, breach of duty or breach of trust or any other liability which may lawfully be insured against by the Company.